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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12
Proxim Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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935 Stewart Drive
Sunnyvale, California 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 16, 2005

To the Stockholders of Proxim Corporation:

        We will hold the annual meeting of the stockholders of Proxim Corporation ("Proxim" or the "Company") on Monday, May 16, 2005 at 10:00 a.m. California time at our principal executive offices located at 935 Stewart Drive, Sunnyvale, California for the following purposes:

          1.     To elect three Class II directors to hold office until the 2008 annual meeting of stockholders;

          2.     To ratify the adoption of the Company's 2005 Equity Incentive Plan (the "2005 Plan");

          3.     To amend the Company's 1995 Long-Term Incentive Plan and 1999 Stock Incentive Plan (the "Legacy Plans") to permit the exchange of options issued under the Legacy Plans having an as-adjusted exercise price greater than 110% of the fair market value of the Company's Class A Common Stock ("Common Stock") for new options to be granted upon the cancellation of exchanged options, and to approve the exchange of options under the Company's other equity plans, as more fully described in this proxy statement;

          4.     To amend the Company's Employee Stock Purchase Plan (the "ESPP") to increase the number of shares issuable thereunder;

          5.     To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005; and

          6.     To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Please carefully read the attached proxy statement for additional information concerning the matters to be considered at the annual meeting. Our Board of Directors has fixed the close of business on March 28, 2005 as the record date for identifying those stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement of the annual meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

        All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Holders of record may also vote by telephone by following the instructions provided on the enclosed proxy card. Even if you have returned your proxy card or voted by telephone, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from that broker, bank or other nominee a proxy card issued in your name.

By Order of the Board of Directors,

RICHARD J. TALLMAN Senior Vice President, Administration, General Counsel and Secretary

Sunnyvale, California
April 15, 2005

        This proxy statement is dated April 15, 2005, and is first being mailed to Proxim stockholders on or about April 18, 2005.

i

Proposal III To Amend the Company's 1995 Long-Term Incentive Plan and 1999 Stock Incentive Plan to Permit the Exchange of Options Issued Under Such Plans Having an As-Adjusted Exercise Price Greater Than 110% of the Fair Market Value of the Company's Class A Common Stock for New Options to be Granted Upon the Cancellation of Exchanged Options and to Approve the Exchange of Options Under the Company's Other Equity Plans	20
Exchange Program	21
Background	21
Details of the Option Exchange Program	22
Implementing the Exchange Program	22
Eligibility	22
Exchange Ratios	22
Election to Participate	23
Exercise Price of New Options	23
Vesting of New Options	23
Term of New Options	23
Other Conditions of New Options	23
Accounting Treatment	24
U.S. Federal Income Tax Consequences	24
Potential Modification to Terms to Comply with Governmental Requirements	24
Benefits of the Exchange Program to Employees and Officers	24
Effect on Stockholders	24
Proposal IV To Amend the Company's Employee Stock Purchase Plan to Increase the Number of Shares Available for Issuance Thereunder	25
Description of Employee Stock Purchase Plan	25
Purpose	25
Shares Available for Issuance	25
Eligibility to Participate	26
Administration, Amendment and Termination	26
Offering Periods	26
Enrollment and Contributions	27
Purchase of Shares	27
Withdrawal	27
Termination of Participation	28
Restrictions on Transfer	28
Changes in Capitalization	28
Change in Control of the Company	28
Number of Shares Purchased by Certain Individuals and Groups	28
Federal Income Tax Consequences	29
Summary	30
Proposal V To Ratify the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm of the Company for the Fiscal Year Ending December 31, 2005	31
Security Ownership of Certain Beneficial Owners and Management	32
Section 16(a) Beneficial Ownership Reporting Compliance	34

ii

Executive Compensation	34
Equity Compensation Plan Information	36
Material Features of Plans Not Approved by Stockholders	37
Director Compensation	38
Employment Agreements	38
Termination of Employment and Change-in-Control Arrangements	41
Report of the Compensation Committee on Executive Compensation	42
Compensation Philosophy and Review	42
Elements of Executive Officer Compensation	42
Compensation Committee Interlocks and Insider Participation	43
Performance Measurement Comparison	44
Certain Relationships and Related Transactions	45
Transactions with Directors, Executive Officers and 5% Stockholders	45
Certain Business Relationships	46
Audit Committee Report	47
Independent Registered Public Accounting Firm	48
Audit Fees	48
Annual Report on Form 10-K	48
Where You Can Find More Information	48
Incorporation of Documents by Reference	49
Other Matters	49
Appendix A: The Proxim Corporation 2005 Equity Incentive Plan	A-1
Appendix B: Text of Amendment to Proxim Corporation 1995 Long-Term Incentive Plan	B-1
Appendix C: Proxim Corporation Employee Stock Purchase Plan	C-1

iii

PROXY STATEMENT

FOR THE 2005 ANNUAL MEETING OF
THE STOCKHOLDERS OF PROXIM CORPORATION
To Be Held on May 16, 2005

QUESTIONS AND ANSWERS

        Although we encourage you to read the proxy statement in its entirety, we include these Questions and Answers to provide background information and brief answers to several questions that you may have about the proposal.

Q.
Why am I receiving these materials?

A.
Proxim's Board of Directors is providing to you these proxy materials in connection with Proxim's annual meeting of stockholders, which will take place on May 16, 2005. Proxim Stockholders are invited to attend the annual meeting and to vote on the proposals set forth in this proxy statement.

Q.
What proposals are stockholders being asked to consider at the annual meeting?

A.
We are seeking our stockholders' approval of five specific proposals, including one proposal for the reelection of certain members of our Board of Directors.

  The first proposal is for the reelection of Lorenzo A. Bettino, Steven D. Brooks, and Merle L. Gilmore as Class II members of our Board of Directors. Messrs. Bettino, Brooks, and Gilmore all are present members of our Board of Directors. More information about Messrs. Bettino, Brooks, and Gilmore is provided below.

  The second proposal is for the ratification by the Company's stockholders of the adoption of the Company's 2005 Equity Incentive Plan (the "2005 Plan"). The material terms of the 2005 Plan are outlined below and the full text of the 2005 Plan is included as an appendix to this proxy statement.

  The third proposal is for the ratification by the Company's stockholders of amendments to the Company's 1995 Long-Term Incentive Plan and 1999 Stock Incentive Plan (the "Legacy Plans") to permit the exchange of options issued under the Legacy Plans having an as-adjusted exercise price greater than 110% of the fair market value of the Company's Common Stock for new options to be granted upon the cancellation of exchanged options, and to approve the exchange of options under the Company's other equity plans, as described more fully in this proxy statement.

  The fourth proposal is for the ratification by the Company's stockholders of amendments to the Company's Employee Stock Purchase Plan ("ESPP") in order to increase the number of shares available for issuance under the ESPP.

  The fifth proposal is for the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005. More information about the Company's relationship with PricewaterhouseCoopers LLP is provided below.

Q.
What does our Board of Directors recommend?

A.
Our Board of Directors has determined that each of the proposals is in the best interests of the Company. Accordingly, our Board of Directors recommends that you vote "FOR" each proposal.

Q.
What vote is required to approve each proposal?

A.
Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the annual meeting in order to have the required quorum for the transaction of business. Each of the five proposals requires for approval the affirmative vote of a majority of the total votes cast on each proposal, in person or by proxy. On all matters to be voted upon at the annual meeting, each holder of record of Common Stock will be entitled to one vote for each share of Common Stock held as of March 28, 2005.

Q.
How do I vote if I hold shares directly?

A.
You may vote your shares by attending the annual meeting in person and completing a ballot or returning your validly executed proxy card at the meeting. The annual meeting will be begin promptly at 10:00 a.m. California time on Monday, May 16, 2005 at our principal executive offices located at 935 Stewart Drive, Sunnyvale, California 94085.

  If you do not want to attend the annual meeting and you hold your shares directly, you may vote by granting a proxy. To grant a proxy, mail your signed proxy card in the enclosed return envelope or vote by telephone as provided on the proxy card as soon as possible so that your shares may be represented at the annual meeting.

Q.
How do I vote if I hold shares in street name?

A.
If you do not want to attend the annual meeting and hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in "street name"), you must provide your broker with directions on how to vote your shares. Your broker will provide you with instructions regarding how to direct your broker to vote your shares. It is important to follow these instructions carefully to ensure your shares are represented at the annual meeting. If you do not provide directions to your broker, your shares will not be voted at the annual meeting.

  If you want to attend the annual meeting and you hold your shares in street name, you must obtain a signed proxy card from your broker, bank or other nominee acting as record holder that gives you the right to vote the shares. Your broker will provide you with instructions regarding how to obtain a signed proxy card from the bank or other nominee acting as record holder in order to enable you to vote your shares in person at the annual meeting.

Q.
What if I do not vote?

A.
If you fail to respond, your shares will neither be voted nor count for purposes of obtaining a quorum. If you respond and abstain from voting, your shares will count for purposes of obtaining a quorum and will have the same effect as a vote against each of the proposals. If you respond by returning a properly executed proxy card without instructions, your shares will be voted "FOR" adoption of each proposal.

Q.
How can I change my vote after I have mailed my proxy card?

A.
If you are a holder of record, you may generally change your vote by delivering a later-dated proxy or written notice of revocation to our Corporate Secretary before the annual meeting, or by attending the annual meeting and voting in person. If your shares are held in "street name" by your broker, you must follow the instructions received from your broker regarding how to change your vote.

INFORMATION CONCERNING SOLICITATION AND VOTING

Proxy Solicitation Materials

        The enclosed proxy is solicited on behalf of our Board of Directors for use at our annual meeting or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice. These proxy solicitation materials are being first sent on or about April 18, 2005 to all stockholders entitled to vote at the annual meeting.

Date, Time and Place of the Annual Meeting

        The annual meeting will be held on Monday, May 16, 2005 at 10:00 a.m. California time, at our principal executive offices located at 935 Stewart Drive, Sunnyvale, California 94085.

Solicitation

        We will pay for the entire cost of proxy solicitations in connection with the annual meeting, including preparation, assembly, printing and mailing of solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock beneficially owned by others to forward these materials to the beneficial owners of our Common Stock. We may reimburse persons representing beneficial owners of our Common Stock for their costs of forwarding solicitation materials. Although solicitation of proxies will generally be made by mail, directors, officers or other regular employees of ours may also solicit proxies by telephone, telegram or in person. We will not additionally compensate directors, officers or other regular employees for these services.

Matters to be Considered at the Annual Meeting

        At the annual meeting and any adjournment or postponement of the annual meeting, our stockholders will also be asked to consider and vote upon (i) the election of three Class II directors to our Board of Directors, (ii) the ratification of the 2005 Plan, (iii) amendments to the Legacy Plans which will allow the exchange of certain of the Company's stock options for new options to be granted upon the cancellation of exchanged options and the approval of the Company's stockholders to the exchange of options under the Company's other equity plans, (iv) the amendment of the ESPP in order to increase the number of shares issuable thereunder and (v) the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

        We may also transact other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Record Date, Voting Rights and Outstanding Shares

        Only Common Stockholders of record at the close of business on March 28, 2005, will be entitled to notice of, and to vote at, the annual meeting. As of the close of business on March 28, 2005, there were 33,782,224 shares of our Common Stock outstanding and entitled to vote, held by approximately 285 stockholders of record.

        On all matters to be voted upon at the annual meeting, each holder of record of Common Stock will be entitled to one vote for each share of Common Stock held as of March 28, 2005.

        Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made in the proxy card. Where no specifications are given, the proxies will be voted in favor of the proposal. If any matter not described in this proxy statement is properly presented for action at the meeting, the persons named on the enclosed proxy card will have discretionary authority to vote according to their best judgment. All votes will be tabulated by the inspector of stockholder votes appointed for the meeting, who will separately tabulate affirmative and negative votes. Proxy holders may adjourn the annual meeting to solicit additional proxies if necessary.

Vote Required

        Pursuant to the rules of the National Association of Securities Dealers and our bylaws, the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy and at which the required quorum is present is required to approve the election of directors, the adoption of the 2005 Plan, the amendments to the Legacy Plans and the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2005.

Quorum, Abstentions and Broker Non-Votes

        Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the annual meeting in order to have the required quorum for the transaction of business. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

        Shares that are voted "FOR," "AGAINST" or "WITHHELD" are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a matter will also be treated as shares entitled to vote, or "votes cast", with respect to such matter.

        While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

        Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the votes cast. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal.

Revocability of Proxies

        Any person giving a proxy in response to this solicitation has the power to revoke it at any time prior to the time that the proxy is voted at the annual meeting. Proxies may be revoked by any of the following actions:

  •
  a written notice to our Corporate Secretary at our principal executive offices (935 Stewart Drive, Sunnyvale, California 94085) bearing a date later than the date of the proxy stating that the proxy is revoked;

  •
  and delivering a later-dated proxy relating to the same shares to our Corporate Secretary at our principal executive offices;

  •
  a later-dated proxy using the telephone voting procedures described on the enclosed proxy card; and

  •
  the annual meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

        If your shares are held in "street name" by your broker, you must follow the directions received from your broker to change your vote.

Stockholder Proposals

        If a stockholder intends to submit a proposal at our 2006 annual meeting of stockholders and desires to have such proposal included in the Company's proxy materials relating to such meeting, such proposal must be received by the company at its principal executive offices no later than December 5, 2005, which is 120 calendar days prior to the anniversary of the mailing date of this proxy, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that annual meeting. Stockholders are advised to review the Company's amended and restated bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

        If a stockholder intends to submit a proposal at our 2006 annual meeting of stockholders that is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give us notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than February 18, 2006, which is 45 calendar days prior to the anniversary of the mailing date of the proxy statement relating to this year's annual meeting, then the Company's proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at our 2006 annual meeting.

        We have not been notified by any stockholder of its intention to present a stockholder proposal at this annual meeting.

Accountants

        The firm of PricewaterhouseCoopers LLP, our independent registered public accounting firm, is expected to be present at the annual meeting, will have the opportunity to make a statement if they so decide and will be available to respond to appropriate questions.

Multiple Stockholders Sharing One Address

        In some instances, we may deliver to multiple stockholders sharing a common address only one copy of this proxy statement and its attachments. If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and its attachments to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Corporate Secretary at (408) 731-2700, and requests in writing should be sent to Proxim Corporation, Attention: Corporate Secretary, 935 Stewart Drive, Sunnyvale, California 94085. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

PROPOSAL I

TO ELECT THREE CLASS II DIRECTORS
TO HOLD OFFICE UNTIL
THE 2008 ANNUAL MEETING OF STOCKHOLDERS

        The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws provide that the Board of Directors shall be divided into three classes. During the fiscal year ended December 31, 2004 and for the periods specified, each class consisted of the directors named below. The term of office for Class II expires at the annual meeting of stockholders to be held on May 16, 2005, the term of office for Class III expires at the annual meeting of stockholders to be held in 2006, and the term of office for Class I expires at the annual meeting of stockholders to be held in 2007. The term of each director in these three classes is for three years following election, or until earlier death, resignation or retirement. A director appointed to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) will serve for the remainder of the term of the class of directors in which the vacancy occurred or until his or her successor is duly elected and qualified.

        Pursuant to the terms of the Securities Purchase Agreement, dated as of July 27, 2004 between the Company and Warburg Pincus Private Equity VIII, LP (together with its affiliates "Warburg Pincus") and affiliates of BCP Capital ("BCP"), for so long as Warburg Pincus and BCP each beneficially own twenty-five percent (25%) of the shares of Common Stock issued to them in the exchange transaction approved by the Company's stockholders at the special annual meeting held October 21, 2004 and consummated October 22, 2004 whereby Warburg Pincus and BCP Capital exchanged their shares of Series A Preferred Stock, Series B Preferred Stock and warrants to purchase Common Stock for an aggregate of 16.4 million shares of the Company's Common Stock (the "Exchange") and an aggregate of 400,000 shares of the Company's Series C Preferred Stock, Warburg Pincus and BCP each have the right to nominate for election one designee to the Company's Board of Directors. In addition, for so long as Warburg Pincus holds greater than fifty percent (50%) of the shares issued to it in the Exchange, Warburg Pincus shall have the right to nominate an additional designee to the Company's Board of Directors. As of the date of this proxy statement, Warburg Pincus has the right, pursuant to the Securities Purchase Agreement, to nominate one Class III director and one Class II director. BCP has the right to nominate one Class II director. Each of the directors nominated by Warburg Pincus and BCP will sit on all major board committees (for so long as such membership does not conflict with any applicable law or regulation or listing requirement of the Nasdaq National Market, as determined in good faith by our Board of Directors).

Directors Serving During the Fiscal Year Ended December 31, 2004

        Each of the following directors was serving on our Board of Directors as of December 31, 2004:

Class I:	Franco Plastina, Kenneth E. Westrick, and Michael P. Ressner
Class II:	Lorenzo A. Bettino, Steven D. Brooks, and Merle L. Gilmore
Class III:	Jeffrey A. Harris and Jeffrey D. Saper

        Lorenzo A. Bettino and Jeffrey A. Harris serve as Warburg Pincus's designees and Steven D. Brooks serves as BCP's designee. In addition to those serving on our Board of Directors at year-end, Joseph R. Wright, Jr. also served on our Board of Directors from the beginning of 2004 until he resigned effective December 27, 2004.

        The term of the Class II directors expires on the occurrence of the annual meeting to be held on May 16, 2005. Lorenzo D. Bettino and Steven D. Brooks have been designated for nomination for reelection to the Board of Directors by Warburg Pincus and BCP, respectively, pursuant to the rights of Warburg Pincus and BCP described above. Messrs. Bettino, Brooks and Gilmore each were nominated for election to Class II directorships by the Company's Corporate Governance and Nominating Committee. If

elected to service on the Board of Directors at the annual meeting, each nominee will serve until the 2008 annual meeting or until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

        Nominees for election to the Board of Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by signed proxies will be voted, if the authority to do so is not withheld, for the election of the nominees, named below, for election to a Class II directorship. If any nominee up for election unexpectedly is unavailable for election, these shares will be voted for the election of a substitute nominee proposed by a majority of directors then in office, provided a quorum is present. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve as a director of the Company.

        Set forth below is biographical information for each person nominated for reelection and each other current director of the Company.

Nominees for Reelection to a Class II Directorship for a Three-Year Term Expiring at the 2008 Annual Meeting

        Lorenzo A. Bettino, Age 43.    Mr. Bettino has served as a member of our Board of Directors since October 2002. Since September 2001, Mr. Bettino has been a Managing Director of Warburg Pincus & Co. From 1996 to 2001, Mr. Bettino was a founding partner at Baker Capital, a private equity firm. From 1989 to 1996, Mr. Bettino was a partner with Dillon Read Venture Capital, where he focused on technology and data communications investments. An experienced engineer, Mr. Bettino held a series of positions at International Business Machines Corporation prior to 1989. Mr. Bettino serves as a director of SS8 Networks, Inc., a telecommunications software provider, and as a director of Elematics, Inc., an optical data communications software provider. Mr. Bettino received an M.B.A. from Harvard Business School and a B.S. in Electrical Engineering in electrical engineering from Rensselaer Polytechnic Institute.

        Steven D. Brooks, Age 53.    Mr. Brooks has served as a member of our Board of Directors since July 2003. Mr. Brooks has been a general partner of BCP Capital, a private equity firm, since February 1999. From September 1997 to February 1999, Mr. Brooks was a managing director of Donaldson, Lufkin & Jenrette Securities Corporation, an investment banking firm. From 1996 to 1997, Mr. Brooks was a private investor and a consultant to technology companies. From 1994 to 1997, Mr. Brooks served as Managing Director and Head of Global Technology Investment Banking at the Union Bank of Switzerland Securities, LLC. Mr. Brooks serves as a director of Cogent Communications Inc. and Pharsight Corporation. Mr. Brooks received a B.A. degree from Yale College and a J.D. degree from the University of Virginia Law School.

        Merle L. Gilmore, Age 57.    Mr. Gilmore has served as a member of our Board of Directors since March 2002. Since August 2001, Mr. Gilmore has been an industrial partner with Ripplewood Investments LLC, a private equity firm. Since May 2001, he has also been Chairman of the Board of Directors of D&M Holdings Inc., the parent company of Japan-based premium audio, video and home theater brands Denon and Marantz. Mr. Gilmore spent 30 years at Motorola, Inc. prior to retiring in 2000, and during this time he held several executive positions in Motorola's telecommunications businesses. Mr. Gilmore also led Motorola's acquisition of General Instruments and was President of Europe, Middle East and Africa. Mr. Gilmore received an M.S.E.E. from Florida Atlantic University and a B.S.E.E. from the University of Illinois.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" EACH DIRECTOR NOMINEE.

Class III Directors Continuing in Office Until the 2006 Annual Meeting

        Jeffrey A. Harris, Age 49.    Mr. Harris has served as a member of our Board of Directors since July 2003. Since April 1983, Mr. Harris has been a Member and Managing Director of Warburg Pincus LLC and a partner of Warburg Pincus & Co. Mr. Harris serves as a director of Spinnaker Exploration Co. Mr. Harris received a B.S. in Economics from Wharton School, University of Pennsylvania and an M.B.A. from Harvard Business School.

        Jeffrey D. Saper, Age 56.    Mr. Saper has served as a member of our Board of Directors since March 2002. From December 1997 to March 2002, Mr. Saper served as a director of Proxim, Inc. and from February 1997 to March 2002, Mr. Saper served as Proxim, Inc.'s Secretary. Mr. Saper has been a corporate partner in the firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1980 and is currently the Vice Chairman of the firm. Mr. Saper received a J.D. and a B.A., both from New York University.

Class II Directors Continuing in Office Until the 2007 Annual Meeting

        Franco Plastina, Age 42.    Mr. Plastina has served as Proxim's Executive Chairman since January 2005 and as Chairman of the Board of Directors since December 2003. From May 2003 through December 31, 2004 he served as Chief Executive Officer of the Company, and from May 2003 until July 2004 he held the additional office of President of the Company. From March 2003 to April 2003, Mr. Plastina served as Executive in Residence for Warburg Pincus. Previously, Mr. Plastina was with Nortel Networks for 15 years and most recently was President, Metro & Enterprise Networks. Mr. Plastina joined Nortel Networks in 1987 and held a number of key executive positions, including President of Wireless and Core Networks, President of Carrier Networks, Vice President and COO of Internet and Service Provider Networks, Vice President of Business Development for Carrier Packet Solutions, and Vice President of Global Mergers and Acquisitions. Prior to joining Nortel Networks, Mr. Plastina was with the Toronto office of PricewaterhouseCoopers. Mr. Plastina received a Bachelor of Commerce degree from the University of Toronto in 1985 and a Chartered Accountant designation in 1987 from the Canadian Institute of Chartered Accountants.

        Kenneth E. Westrick, Age 47.    Mr. Westrick has served as a member of our Board of Directors since March 2002. Since June 2004, Mr. Westrick has served as Chief Executive Officer, Chairman and President of Zia Laser, Inc.. From 1997 to 2001, Mr. Westrick served as President and Chief Executive Officer of New Focus, Inc., a supplier of fiber optic components. Prior to 1997, Mr. Westrick spent nine years at Cornerstone Imaging, Inc., where he held positions including Senior Vice President, General Manager of the Display Division and Managing Director of Europe. Mr. Westrick received an M.B.A. from Stanford University and a B.A. from Northwestern University.

        Michael P. Ressner, Age 56.    Mr. Ressner has served as a member of our Board of Directors since December 2003. Since January 2003, Mr. Ressner has been an Adjunct Professor of Applied Financial Management at North Carolina State University. From January 2001 to December 2002, Mr. Ressner served as Vice President, Nortel Networks. Prior to that time, Mr. Ressner served as Vice President of Finance of Nortel Networks Enterprise Solutions group from February 1999 to January 2001. From May 1994 to January 1999, Mr. Ressner served as Vice President of Finance for the Carrier Solutions business unit of Nortel Networks. Prior to these assignments, Mr. Ressner held a number of senior finance management posts within various business units of Nortel Networks. Mr. Ressner currently serves as a member of the Board of Directors for the following public companies: Entrust Inc., Magellan Health Services and Riverstone Networks. Mr. Ressner received a B.B.A. in Marketing and an M.B.A. in Finance both from the University of Wisconsin.

Board Committees and Meetings

        The Board of Directors of the Company held a total of fourteen (14) meetings during 2004. The Board of Directors has an audit committee, a compensation committee, and a corporate governance and nominating committee. No incumbent director who served as a director during our fiscal year ended December 31, 2004 attended fewer than 75% of the sum of (i) the total number of meetings of the Board of Directors held during the applicable period of service as a director and (ii) the total number of meetings of all committees of the Board of Directors held during the applicable period of service as a member of such committee.

        The Company does not have a formal policy regarding the attendance of its directors at annual or special meetings of stockholders, but the Company encourages directors to attend such meetings. Of the three directors elected at the October 21, 2004 special annual meeting and the five continuing directors not elected at that meeting, one director attended that meeting.

        The audit committee of the Board of Directors held a total of thirteen (13) meetings during 2004. From January 1, 2004 until December 27, 2004, Messrs. Gilmore, Ressner and Wright served as members of the audit committee, with Mr. Ressner serving as the audit committee chair. On December 27, 2004, Mr. Wright resigned from the Board of Directors and from the audit committee. Messrs. Gilmore and Ressner continued to serve on the Board of Director and the audit committee through 2004. In January 2005, Mr. Brooks was appointed a member of the audit committee and, along with Messrs. Gilmore and Ressner, he continues to serve as of the date of this proxy statement.

        The audit committee operates under a written charter. In discharging its duties, the audit committee performs the following functions, among others: (i) reviews and approves the scope of the annual audit, non-audit services to be performed by the Company's independent registered public accounting firm and the independent registered public accounting firm's audit and non-audit fees; (ii) appoints and, as appropriate, replaces the independent registered public accounting firm, pre-approves all audit and non-audit services of the independent registered public accounting firm and assesses the qualifications and independence of the independent registered public accounting firm; (iii) reviews the performance of the Company's internal audit function, the Company's auditing, accounting and financial reporting procedures and independent registered public accounting firm; (iv) reviews the general scope of our accounting, financial reporting, annual audit and internal audit programs and matters relating to internal control systems; (v) monitors the Company's compliance with related legal and regulatory requirements; (vi) retains, when necessary and appropriate, independent legal, accounting or other advisors, (vii) meets independently with the Company's independent registered public accounting firm and senior management; (viii) reviews and discusses with management periodic and annual reports prepared by the Company for filings with the Securities and Exchange Commission, including making a recommendation to our Board of Directors that the audited financial statements of the Company be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC" or "Commission"); and (ix) reviews the results of the annual audit and interim financial statements, auditor independence issues and the adequacy of the written audit committee charter adopted by our Board of Directors. A report of the audit committee for our fiscal year ended December 31, 2004 is included below in the section entitled "Audit Committee Report."

        The Board of Directors of the Company evaluated the independence of audit committee members during 2004 under Rule 4200, as amended, of the listing standards of the National Association of Securities Dealers ("NASD"). Under Rule 4200, each of the current audit committee members, Messrs. Brooks, Gilmore and Ressner, are considered independent. The Board of Directors has determined that Mr. Ressner is a "financial expert" as that term is defined in Section 407 of the Sarbanes-Oxley Act of 2002.

        The compensation committee of the Board of Directors held a total of eight (8) meetings during 2004. Messrs. Gilmore and Westrick served as the members of the compensation committee during 2004, with

Mr. Gilmore serving as the compensation committee chair. Mr. Harris served as a member of our compensation committee from beginning of 2004 through his resignation from the compensation committee in April 2004.

        The compensation committee is primarily responsible for making recommendations to the Board of Directors regarding the Company's executive compensation policy and incentive compensation policy for employees and consultants to the Company and for making final determinations regarding bonus arrangements and awards of stock options for such persons. A report of the compensation committee for our fiscal year ended December 31, 2004 is included below in the section entitled "Report of the Compensation Committee on Executive Compensation."

        The Board of Directors of the Company evaluated the independence of compensation committee members during 2003 under Rule 4200, as amended, of the listing standards of the NASD. Under Rule 4200, each of the current compensation committee members, Messrs. Gilmore and Westrick, are considered independent. After the annual meeting, the Board of Directors will reconsider the constitution of our compensation committee for fiscal year 2005 and beyond in view of the independence requirements of the Sarbanes-Oxley Act of 2002.

        The corporate governance and nominating committee of the Board of Directors held one meeting during 2004. From January 1, 2004 through Mr. Wright's resignation on December 27, 2004, Messrs. Saper, Westrick, and Wright served as members of the corporate governance and nominating committee, with Mr. Saper serving as the committee chair. From December 27, 2004 through the end of 2004, the corporate governance and nominating committee was made up of Messrs. Saper and Westrick.

        The corporate governance and nominating committee is primarily responsible for monitoring the composition of the Board of Directors and, when appropriate, seeking, screening and recommending for nomination qualified candidates for election to the Board of Directors at the Company's Annual Meeting of Stockholders. In addition, the corporate governance and nominating committee is responsible for seeking qualified candidates to fill vacancies on the Board of Directors subject to appointment by the Board of Directors. The corporate governance and nominating committee will also evaluate the Board of Director's structure and practices and, when appropriate, recommend new policies to the full Board of Directors. The corporate governance and nominating committee acts under a written charter, a current copy of which is available on the Company's website at www.proxim.com.

        The Board of Directors of the Company evaluated the independence of corporate governance and nominating committee members during 2003 under Rule 4200, as amended, of the listing standards of the NASD. Under Rule 4200, each of the current corporate governance and nominating committee members, Messrs. Saper and Westrick, are considered independent.

  Identification and Evaluation of Candidates for Board Membership

        The corporate governance and nominating committee may utilize a variety of methods for identifying and evaluating candidates for service on the Company's Board of Directors. Candidates may come to the attention of the corporate governance nominating committee through current directors, management, professional search firms, stockholders or other persons. Candidates are evaluated at regular or special meetings of the corporate governance and nominating committee and may be considered at any point during the year. The corporate governance and nominating committee may take such measures that it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the corporate governance and nominating committee, the Board of Directors or management.

        In evaluating a candidate, the corporate governance and nominating committee may consider, among other things, a candidate's decision-making abilities, business experience, relevant expertise, personal integrity and reputation. The corporate governance and nominating committee may also consider the current size and composition of the Board of Directors and the needs of the Board of Directors and its committees.

        The corporate governance and nominating committee believes it appropriate for at least one member of the Board of Directors to meet the criteria for an "audit committee financial expert" as defined by Commission rules, and that a majority of the members of the Board of Directors meet the definition of "independent director" under the NASD rules. The nominating and corporate governance committee also believes it appropriate for certain members of our management to participate as members of the Board of Directors.

        In addition to considering of the makeup and characteristics of the Board of Directors as a whole, the corporate governance and nominating committee believes that all candidates for director individually must meet the following minimum qualifications:

  •
  to the Company's business success consistent with the highest personal and professional ethics and integrity;

  •
  achievement and competence in the candidate's field and the ability to exercise sound business judgment;

  •
  that are complementary to those of the existing directors;

  •
  ability to assist and support management and make significant contributions to the Company's success; and

  •
  understanding of the fiduciary responsibilities that are required of a director and the commitment of time and energy necessary to diligently carry out those responsibilities.

  Stockholder Recommendations of Candidates for Membership on the Board of Directors

        Stockholders may submit names of prospective candidates for election to the Board of Directors to the Secretary of the Company for referral to the corporate governance and nominating committee. Stockholders may submit such recommendations by mail to the following address: Board of Directors, c/o Corporate Secretary, Proxim Corporation, 935 Stewart Drive, Sunnyvale, California 94085. Any stockholder recommendations should include the candidate's name and qualifications for membership on the Board of Directors. The corporate governance and nominating committee will consider persons properly recommended by the Company's stockholders in the same manner as persons recommended by the Board of Directors, individual directors or management.

        Any stockholder who wishes to make a nomination for election to the Board of Directors at an annual or special meeting for the election of directors must comply with procedures set forth in the Company's Bylaws.

  Contacting the Board of Directors

        Stockholders may communicate with the directors of the Company by sending an email to the Company's Board of Directors at bod@proxim.com. Alternatively, stockholders may communicate with the Board of Directors by mail at the following address: Board of Directors, c/o Corporate Secretary, Proxim Corporation, 935 Stewart Drive, Sunnyvale, California 94085. The Secretary will collect, organize and monitor these communications and will ensure that appropriate summaries of all received messages are provided to the Board of Directors at its regularly scheduled meetings. Stockholders who would like their submission directed to a specific director may so specify, and the communication will be so forwarded, as appropriate. Where the nature of a communication warrants, the Secretary may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or an independent director, or the Company's management or independent advisors, as the Secretary considers appropriate.

PROPOSAL II

TO RATIFY THE ADOPTION OF
THE 2005 EQUITY INCENTIVE PLAN

        We are asking stockholders to ratify the Company's adoption of the 2005 Equity Incentive Plan (the "2005 Plan") so that we can use the 2005 Plan to achieve the Company's goals and also receive a federal income tax deduction for certain compensation paid under the 2005 Plan. The Board of Directors and the Company's compensation committee have approved the 2005 Plan, subject to stockholder approval at the annual meeting. Our named executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2005 Plan. The full text of the 2005 Plan is attached hereto as Appendix A.

        A total of 1,000,000 shares of Common Stock have initially been reserved for issuance under the 2005 Plan, plus an annual increase to be added on the first day of the Company's fiscal year for three years (beginning in 2006 and ending after the 2008 increase), equal to the least of (i) 2,500,000 shares, (ii) 4% of the Company's outstanding common stock on that date, or (iii) an amount determined by the Board of Directors.

        We strongly believe that the approval of the 2005 Plan is essential to our continued success. The Board of Directors and management believe that equity awards motivate high levels of performance, align the interests of employees and stockholders by giving employees the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing employee contributions to the success of the Company. The Board of Directors and management believe that equity awards are of great value in recruiting and retaining personnel who help the Company meet its goals, as well as rewarding and encouraging current employees. The Board of Directors and management believe that the ability to grant equity awards will be important to the future success of the Company.

        If the Company's stockholders ratify the adoption of the 2005 Plan, the Company immediately would be able to issue stock options, stock appreciation rights, restricted stock and other similar rights to its employee and directors with regard to 1,000,000 shares of Common Stock, or approximately 3% of the total outstanding capital stock of the Company. The 2005 Plan also provides for annual increases in the number of shares available for issuance under the 2005 Plan such that, if the Company's stockholders ratify the adoption of the 2005 Plan, the Company would have the right in 2006, 2007 and 2008 to issue additional stock options, stock appreciation rights, restricted stock and other similar rights to its employee and directors equal to a maximum of 4% of the total outstanding capital stock of the Company at the beginning of each such year. Because the 2005 Plan provides for the reservation of a substantial number of shares of Common Stock, if the Company's stockholders were to the ratify adoption of the 2005 Plan and if the Company were to make significant grants to employees or directors under the 2005 Plan, there would be significant dilution to the Company's existing stockholders.

        The Company's 1995 Long-Term Incentive Plan will terminate by its terms on May 23, 2005, after which time no further shares will be available for issuance under the 1995 Long-Term Incentive Plan. Further, the Company's 1999 Stock Incentive Plan will terminate by its terms in November 2009 and has only 10,872 shares remaining available for issuance as of March 28, 2005. As a result, if the stockholders do not approve this proposal, the Company will be limited in its ability to make discretionary option or other equity award grants under an equity incentive plan to assist in recruiting and retaining personnel. As of March 28, 2005 options and other rights representing a total of 3,745,913 shares of Company Common Stock were outstanding under all of the Company's existing plans. The outstanding options as of March 28, 2005 have a weighted average exercise price of $20.49 and an average term of 8.04 years.

Summary of the Plan

        The following paragraphs provide a summary of the principal features of the 2005 Plan and its operation. The Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to the 2005 Plan.

  Background and Purpose of the 2005 Plan

        The 2005 Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares (each individually, an "Award"). The 2005 Plan is intended to attract and retain the best available personnel for positions of substantial responsibility, including (1) employees of the Company and its subsidiaries, (2) consultants who provide significant services to the Company and its subsidiaries, and (3) directors of the Company who are employees of neither the Company nor any subsidiary. The 2005 Plan also is designed to provide additional incentive to these services providers, to promote the success of the Company's business and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").

  Administration of the 2005 Plan

        The compensation committee (the "Committee") of the Board of Directors will administer the 2005 Plan. The Committee generally will consist of two or more directors who qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) (so that the Company is entitled to a federal tax deduction for certain compensation paid under the 2005 Plan). Notwithstanding the foregoing, the Board may itself administer the 2005 Plan or appoint one or more committees to administer the 2005 Plan with respect to employee directors, officers who are not directors and employees who are neither officers nor directors of the Company. The Board, the compensation committee or other committee administering the 2005 Plan is referred to herein as the "Administrator."

        Subject to the terms of the 2005 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 2005 Plan and outstanding Awards. The Administrator may not, however, reprice Awards or exchange Awards for other Awards, cash or a combination thereof, without the approval of the stockholders.

        If an Award is settled is cancelled, expires, or is forfeited or repurchased by the Company for any reason without having been fully exercised or vested, the unvested or cancelled number of shares of Company Common Stock ("Shares") generally will be returned to the available pool of Shares reserved for issuance under the 2005 Plan. Shares actually issued under the 2005 Plan or withheld to pay the exercise price of an Award or to satisfy tax withholding obligations with respect to an Award will not be returned to the 2005 Plan and will not be available for future issuance under the plan. Also, if the Company experiences a stock dividend, stock split, reverse stock split, combination or reclassification of the Common Stock or other change in capital structure, a proportional adjustment will be made to the number of Shares available for issuance under the 2005 Plan, the number and price of Shares subject to outstanding Awards and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

  Eligibility to Receive Awards

        The Administrator selects the employees, consultants, and directors who will be granted Awards under the 2005 Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Administrator has the discretion to select the participants, other than with respect to the automatic stock option grants to non-employee directors.

  Stock Options

        A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the 2005 Plan, the Administrator may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Administrator will determine the number of Shares covered by each option, but during any fiscal year of the Company, no participant may be granted options and stock appreciation rights together covering more than 1,000,000 Shares, except that options or stock appreciation rights covering an additional 1,000,000 Shares may be granted to a participant in connection with his or her initial employment.

        The exercise price of the Shares subject to each option is set by the Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

        Options issued under the 2005 Plan become exercisable at the times and on the terms established by the Administrator. The Administrator also establishes the time at which options expire, but the expiration of an incentive stock option may not be later than ten years after the grant date (such term to be limited to 5 years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of parent or subsidiary of the Company).

        The exercise price of each option must be paid in full at the time of exercise. The Administrator also may permit payment through the tender of Shares that are already owned by the participant, or by any other means that the Administrator determines to be consistent with the purpose of the 2005 Plan. At the time of exercise, a participant must pay any taxes that the Company is required to withhold. The exercise price may be paid in any form as determined by the Administrator, including, but not limited to, cash, check, surrender of Shares that have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercise, consideration received pursuant to a cashless exercise program, promissory note, through a reduction in the amount of Company liability to the participant, or other legal methods of consideration.

  Stock Appreciation Rights

        Stock appreciation rights are Awards that grant the participant the right to receive an amount equal to (1) the number of Shares exercised, times (2) the amount by which the Company's stock price exceeds the exercise price. The exercise price will be set on the date of grant, but can vary in accordance with a predetermined formula. An individual will be able to profit from a stock appreciation right only if the fair market value of the stock increases above the exercise price. The Company's obligation arising upon the exercise of a stock appreciation right may be paid in Shares or in cash, or any combination thereof, as the Administrator may determine.

        Awards of stock appreciation rights may be granted in connection with all or any part of an option or may be granted independently of options. There are 2 types of stock appreciation rights available for grant under the Plan. A "tandem" stock appreciation right is a stock appreciation right granted in connection with an option that entitles the participant to exercise the stock appreciation right by surrendering to the Company a portion of the unexercised related option. A tandem stock appreciation right may be exercised only with respect to the shares for which its related option is then exercisable. A "freestanding" stock appreciation right is one that is granted independent of any options. No participant may be granted stock appreciation rights and options together covering more than 1,000,000 shares in any fiscal year of the Company, except that stock appreciation rights or options covering an additional 1,000,000 Shares may be granted to a participant in connection with his or her initial employment.

        The Administrator determines the terms of stock appreciation rights, except that the exercise price of a tandem stock appreciation right will be equal to the exercise price of the related option.

        When a tandem stock appreciation right granted in connection with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A tandem stock appreciation right, which is granted in connection with an option, will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires. A tandem stock appreciation right will be exercisable only when the fair market value of the Shares subject to the related option exceeds the exercise price of the related option. A freestanding stock appreciation right, which is granted without a related option, will be exercisable, in whole or in part, at such time as the Administrator will specify in the stock appreciation right Award, but will expire no later than ten (10) years after the date of grant.

  Restricted Stock

        Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Administrator. If the Administrator desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see "Performance Goals" below for more information). The Administrator will determine the number of Shares of restricted stock granted to any employee, consultant or director, but during any fiscal year of the Company, no participant may be granted more than 300,000 Shares in the aggregate of restricted stock, performance shares or restricted stock units, except that the participant may receive such Awards covering up to an additional 300,000 Shares in connection with his or her initial employment.

        Unless the Administrator determines otherwise, Shares of restricted stock will be held by the Company as escrow agent until any restrictions on the Shares have lapsed. The Administrator may accelerate the time at which any restriction may lapse or be removed.

        On the date set forth in the Award agreement, all unvested restricted stock will be forfeited to the Company.

  Restricted Stock Units

        Awards of restricted stock units are Shares that vest in accordance with terms and conditions established by the Administrator. The Administrator determines the number of restricted stock units granted to any employee, consultant or director, but during any fiscal year of the Company, no participant may be granted more than 300,000 Shares in the aggregate subject to restricted stock units, performance shares or restricted stock, except that the participant may receive such Awards covering up to an additional 300,000 Shares in connection with his or her initial employment.

        In determining whether an Award of restricted stock units should be made, and/or the vesting schedule for any such Award, the Administrator may impose whatever conditions to vesting it determines to be appropriate. The number of restricted stock units paid out to the participant will depending on the extent to which the vesting criteria are met. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit or individual goals, which may include continued employment or service, or any other basis determined by the Committee. Notwithstanding the foregoing, if the Administrator desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see "Performance Goals" below for more information).

        Upon satisfying the applicable vesting criteria, the participant shall be entitled to the payout specified in the Award agreement. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the Administrator may reduce or waive any vesting criteria that must be met to receive a payout. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, Shares, or a combination thereof. Shares represented by restricted stock units that are fully paid in cash will again be available for grant under the Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company.

  Performance Shares

        Performance shares are Awards that will result in a payment to a participant only if performance objectives established by the Administrator are achieved or the Awards otherwise vest. The applicable performance objectives will be determined by the Administrator, and may be based upon the achievement of Company-wide, business unit or individual goals, which may include continued employment or service, or any other basis determined by the Committee. Notwithstanding the foregoing, if the Administrator desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see "Performance Goals" below for more information).

        Performance shares have an initial value equal to the fair market value of a share on the date of grant. Performance shares may be granted to employees, consultants or directors at any time as shall be determined by the Administrator in its sole discretion. Subject to the terms of the Plan, the Administrator will have complete discretion to determine the number of shares subject to a performance share award and the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service based component, upon which is conditioned on the grant or vesting of performance shares. Subject to the terms of the Plan, the Administrator will determined the number of performance shares granted to a service provider, during any fiscal year of the Company, no participant may be granted more than 300,000 Shares in the aggregate subject to performance shares, restricted stock units, or restricted stock, except that the participant may receive such Awards covering up to an additional 300,000 Shares in connection with his or her initial employment.

        On the date set forth in the Award agreement, all unearned or unvested performance shares will be forfeited to the Company.

  Non-Employee Director Awards

        Each non-employee director will receive automatic, non-discretionary stock option grants under the 2005 Plan and is also eligible for discretionary awards under the 2005 Plan.

        All non-employee directors of the Company automatically will be granted, as of the date they are appointed or elected to the Board of Directors, a nonqualified stock option to purchase 30,000 Shares (if such appointment or election occurs on or after the date the 2005 Plan becomes effective). These initial grants vest as to 1/4th of the Shares subject to the option on the date of grant and 1/48th of the number of Shares subject to the option monthly thereafter, provided that the individual remains a director on each vesting date.

        On the date of each annual meeting of the stockholders (on or after the date the 2005 Plan becomes effective), each individual who is a non-employee director as of such date and who has served as a non-employee director for the previous six months, automatically are granted a nonqualified stock option to purchase 12,000 Shares. These options vest as to all of the Shares subject to the option on the first anniversary of the date of grant.

        Both the initial grants and the ongoing grants have an exercise price equal to the fair market value of the covered Shares on the date of grant. Additionally, both types of grants have a maximum term of ten years and shall remain exercisable for one year after the termination of the holder's service on the Board of Directors. The Board of Directors may change the number of shares subject to future initial and ongoing grants to non-employee directors.

  Performance Goals

        Under Section 162(m) of the Code, the annual compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2005 Plan, setting limits on the number of awards that any individual may receive and for awards other than options, establishing performance criteria that must be met before the award actually will vest or be paid.

        We have designed the Plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the Administrator (in its discretion) may make performance goals applicable to a participant with respect to an award. At the Administrator's discretion, one or more of the following performance goals may apply (all of which are defined in the Plan): annual revenue, cash position, earnings per share, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, total stockholder return, and individual performance objectives.

        Any criteria used may be measured, as applicable (1) in absolute terms, (2) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (3) on a per-share basis, (4) against the performance of the Company as a whole or a business unit of the Company, and/or (5) on a pre-tax or after-tax basis. The Administrator also will adjust any evaluation of performance under a performance goal to exclude (i) any extraordinary non-recurring items, or (ii) the effect of any changes in accounting principles affecting the Company's or a business units' reported results.

  Merger or Change in Control

        In the event of a merger "change in control" of the Company, the successor corporation will either assume or provide a substitute award for each outstanding Award. In the event the successor corporation refuses to assume or provide a substitute award, the Award will immediately vest and become exercisable as to all of the Shares subject to such Award, or, if applicable, the Award will be deemed fully earned and will be paid out prior to the merger or change in control. In addition, if an option, stock appreciation right or right to purchase restricted stock has become fully vested and exercisable in lieu of assumption or substitution, the Committee will provide at least 15 days' notice that the option, stock appreciation right or right to purchase restricted stock will immediately vest and become exercisable as to all of the Shares subject to such Award and all outstanding options, stock appreciation rights and rights to purchase restricted stock will terminate upon the expiration of such notice period.

        In addition, following a merger of change in control in which a non-employee director's options are assumed or substituted for, if the director is terminated other than upon his or her voluntary resignation, the options granted to the director pursuant to the automatic option grant provisions of the 2005 Plan will immediately vest and become exercisable as to all of the Shares subject to the options.

  Awards to be Granted to Certain Individuals and Groups

        The number of Awards (if any) that an employee, consultant, or director may receive under the 2005 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Our executive officers and directors have an interest in this proposal because they are eligible to receive Awards under the 2005 Plan. To date, stock options and restricted stock have been granted under existing Company equity plans. The following table sets forth for each of the Company's executive officers and directors (a) the total number of Shares subject to options granted during the last fiscal year and (b) the average per Share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
Franco Plastina	100,000	$26.20
Kevin J. Duffy	50,000	26.20
Michael D. Angel	40,000	15.00
David E. Olson	35,000	26.20
Ihab Abu-Hakima	30,000	23.20
Christopher M. Jones	45,000	14.70
Lorenzo A. Bettino	2,500	6.60
Steven D. Brooks	2,500	6.60
Merle L. Gilmore	2,500	6.60
Jeffrey A. Harris	2,500	6.60
Michael P. Ressner	2,500	6.60
Jeffrey D. Saper	2,500	6.60
Kenneth E. Westrick	2,500	6.60
Joseph R. Wright, Jr.	2,500	6.60
All directors and executive officers, as a group (14 persons)	320,000	$19.19
All directors who are not executive officers, as a group (8 persons)	20,000	$6.60
All employees who are not executive officers, as a group	219,890	$20.50

  Limited Transferability of Awards

        Awards granted under the 2005 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution and may be exercised during the lifetime of the participant, only by the participant. Notwithstanding the foregoing, the Administrator may permit an individual to transfer an Award. Any transfer shall be made in accordance with procedures established by the Administrator.

Federal Tax Aspects

        The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2005 Plan. Tax consequences for any particular individual may be different.

  Nonqualified Stock Options

        No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

  Incentive Stock Options

        No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be capital gain or loss.

  Stock Appreciation Rights

        No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

  Restricted Stock, Restricted Stock Units and Performance Shares

        A participant will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she generally will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares or cash received minus any amount paid for the Shares.

  Tax Effect for the Company

        The Company generally will be entitled to a tax deduction in connection with an Award under the 2005 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). As discussed above, special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. However, the 2005 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based compensation under Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination of the Plan

        The Board generally may amend, alter, suspend or terminate the 2005 Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant in the 2005 Plan without his or her consent.. Amendments will be contingent on stockholder approval if required by applicable law. Unless terminated earlier by the Board, the 2005 Plan will continue in effect until five (5) years following the date the stockholders of the Company approve the 2005 Plan.

Summary

        We believe strongly that the approval of the 2005 Plan is essential to our continued success. Awards such as those provided under the 2005 Plan constitute an important incentive and help us to attract and retain people whose skills and performance are critical to our success. Our employees and directors are our most important asset. The 1995 Long-Term Incentive Plan will terminated by its terms on May 23, 2005 and no shares will remain available for issuance under the 1995 Long-Term Incentive Plan. Further, the Company's 1999 Stock Incentive Plan will terminate by its terms in November 2009 and only 10,872 Shares remain issuable under that plan as of March 28, 2005. As a result, if the stockholders do not approve the 2005 Plan, the Company will be severely limited in its ability to make any discretionary option or other equity award grants under an equity incentive plan to assist in recruiting and retaining personnel. The Board of Directors believes that the 2005 Plan is vital to our ability to attract and retain outstanding and highly skilled individuals to work for the Company and serve on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" PROPOSAL II.

PROPOSAL III

TO AMEND THE COMPANY'S 1995 LONG-TERM INCENTIVE PLAN
AND 1999 STOCK INCENTIVE PLAN
TO PERMIT THE EXCHANGE OF OPTIONS ISSUED UNDER SUCH PLANS
HAVING AN AS-ADJUSTED EXERCISE PRICE
GREATER THAN 110% OF THE FAIR MARKET VALUE
OF THE COMPANY'S CLASS A COMMON STOCK
FOR NEW OPTIONS TO BE GRANTED
UPON THE CANCELLATION OF EXCHANGED OPTIONS
AND TO APPROVE THE EXCHANGE OF OPTIONS
UNDER THE COMPANY'S OTHER EQUITY PLANS

        The Board of Directors has determined that it is in the best interests of the Company and the stockholders to amend the Legacy Plans to permit the exchange of certain stock options granted pursuant to the terms of the Legacy Plans for new options in an option exchange program (the "Exchange Program"). Under the Exchange Program, eligible employees will be offered the one-time opportunity to surrender stock options with an exercise price greater than one hundred ten percent (110%) of the fair market value of the Company's Common Stock on the date that the offer period of the Exchange Program begins (the "Threshold Price" and such options, the "Old Options") for such number of new options (the "New Options") issuable under the terms of the Exchange Program as described below. The New Options would be issued on the date the Old Options are cancelled in connection with the Exchange Program. The New Options would have an exercise price equal to the fair market value (the closing price of the Company's Common Stock on the NASDAQ National Market) ("FMV") of the Company's Common Stock on the date of the grant of the New Options. The text of the amendments to the Legacy Plans are attached hereto as Appendix B.

        The Board of Directors is also seeking the approval of the Company's stockholders to effect the similar exchange of Old Options for New Options under the Proxim Corporation 2000 Stock Option Plan for Non-Employee Directors, 2002 Nonstatutory Stock Option Merger Plan, 2002 Nonstatutory Stock Option Acquisition Plan and 2003 Stand-Alone Stock Option Agreement for Franco Plastina. Although stockholder approval is not required to amend these plans because they are not stockholder-approved plans, the Board of Directors is seeking the approval of the stockholders to exchange options outstanding under these plans as a matter of good corporate practice.

        As discussed in connection with Proposal II, the purpose of the Company's equity incentive plans is to encourage our employees to act as owners of the Company, which helps to align their interests with those of our stockholders. The objective of our equity incentive plans, including the Legacy Plans, is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to Proxim's progress and thereby encourage recipients to act in the stockholders' interests.

        Like many other companies in the technology industry, the price of our Common Stock experienced steep increases in the year 2000 at the time when Proxim Corporation, then Western Multiplex, was a newly public company. Like numerous other companies in our industry, the price of our Common Stock declined in 2001 and 2002, during the overall stock market downturn. A number of other factors, including our patent litigation with Symbol Technologies, Inc. and unexpected price and supply shocks to the Company's core markets, have had a prolonged negative effect on the price of our Common Stock. As a result of these negative influences and the extreme volatility in our stock price and in the stock market in general, all of our stock options have exercise prices significantly higher than the current price of our Common Stock as of March 28, 2005.

        As a result of the wide disparity between the exercise prices of our employee stock options and the current price of our Common Stock, the Board of Directors believes that the majority of our stock options no longer are effective as incentives to motivate and retain employees. Also, although these stock options are not likely to be exercised as long as Proxim's stock price is lower than the applicable exercise price, they will remain on Proxim's books with the potential to dilute stockholders' interests for up to ten years from the grant date unless they are cancelled.

        If approved by the stockholders, the Exchange Program would provide the Company with an opportunity to motivate its workforce to achieve future growth. By realigning the exercise prices of previously-granted stock options with the current value of our Common Stock, we believe that the options outstanding under the Legacy Plans will again become important tools to help motivate and retain our existing employees to continue to create stockholder value.

Exchange Program

        Under the proposed Exchange Program, participating employees would surrender unexercised options they currently hold with an exercise price greater than the Threshold Price and in return would receive New Options to purchase the same number or fewer Shares, in accordance with a specified exchange ratio. Optionees who are Proxim employees in a country in which the program is offered on the date that the Exchange Program is commenced would be eligible to elect to participate, and, in order to receive New Options pursuant to the Exchange Program, would need to remain continuously employed by Proxim through the date of the New Option grants. New Options granted under the Legacy Plans pursuant to the Exchange Program would have an exercise price equal to the FMV of our Common Stock on the grant date of the New Options. The ratios of surrendered options to replacement options would vary from 1 to 1, to 3 to 1, depending upon the exercise price of the Old Options surrendered in the Exchange Program.

        The Exchange Program would be beneficial to stockholders by canceling a larger number of outstanding Old Options and issuing fewer New Options in their place. In addition, by conducting this exchange rather than granting new options to supplement the Old Options with exercise prices in excess of the price of our Common Stock, Proxim would avoid potential additional dilution to our stockholders' interests.

        If all of the Old Options eligible for exchange under the Exchange Program were to be exchanged and grants of New Options were made in accordance with the exchange ratios set out below, the number of Shares underlying outstanding options would be reduced by approximately 98,746 shares, representing 3.2% of all outstanding options and approximately 0.3% of the fully-diluted ownership of the Company.

        Although the cancellation of any number of Old Options in exchange for New Options would slightly reduce the overall number of share issuable under the Legacy Plans and the Company's other existing equity plans and would thereby have an antidilutive effect with regard to the Company's Common Stock, this effect likely would be offset by the fact that all of the Old Options have exercise prices per share in excess of the fair market value of the Company's Common Stock, making optionholders unlikely to exercise them. Because the New Options would be granted with exercise prices per share equal to the fair market value of the Company's Common Stock on the date of the grant of the New Options, they are more likely to be exercised and more shares of Common Stock are likely to be issued as a result.

Background

        The Legacy Plans allow the Company to grant options, stock appreciation rights and stock awards to our employees and non-employee directors. Stock options encourage our employees to act as owners, which helps align their interests with those of stockholders.

        As of March 28, 2005, there were 3,745,913 Shares underlying options outstanding under our Legacy Plans and 331,076 Shares available for grant under the Legacy Plans. Of the outstanding options, as of March 28, 2005, options to purchase 3,745,913 Shares would be eligible for exchange under the proposed Exchange Program. The market value of the Shares underlying the options eligible for exchange was

$3,034,190 as of March 28, 2005 based upon the closing price of the Company's Common Stock on the NASDAQ National Market for that date.

Exercise Price of Eligible Employee Grants	Number of Shares Underlying Options as of March 28, 2005	Weighted Average Exercise Price	Weighted Average Remaining Life of Option
Below $44.99	2,871,333	$15.19	8.22 years
$45.00 - 99.99	105,844	$81.61	5 years
$100.00 and above	68,736	$147.82	5.42 years
Total Number of Shares Underlying Options Eligible for Exchange	3,045,913	$20.49	8.04

Details of the Option Exchange Program

  Implementing the Exchange Program

        The Proxim Board of Directors authorized the Exchange Program in December 2004, upon the recommendation of its Compensation Committee and subject to stockholder approval of the amendment of the Legacy Plans. If this proposal is approved, the Exchange Program may commence at any time after the annual meeting and at the discretion of the Company's Compensation Committee.

        If you approve the amendments to the Legacy Plans and the Exchange Program commences, eligible employees will be offered the opportunity to participate in the Exchange Program under an Offer of Exchange to be filed with the SEC and distributed to all eligible employees. Employees will be given at least twenty (20) business days in which to accept the offer of the New Options in exchange for the surrender of their Old Options (the "Election Period"). Surrendered Old Options will be cancelled on the first business day following the Election Period. The New Options will be granted upon the cancellation of the Old Options.

  Eligibility

        If implemented, the Exchange Program will be open to all Proxim employees who hold options, worldwide, where feasible and practical under local regulations as determined by Proxim. The Exchange Program will not be available to non-employee members of our Board of Directors. The Exchange Program will not be available to former employees or retirees. An employee who tenders his or her options for exchange must also have been continuously employed with Proxim and be an eligible employee on the date of the new grant in order to receive the New Options. If an optionee is no longer an active Proxim employee for any reason, including layoff, termination, voluntary resignation, death or disability, on the date that the Exchange Program commences, that optionee cannot participate in the program. If an optionee is no longer a Proxim employee for any reason on the date that the new grants are made, even if he or she had elected to participate and had tendered his or her options for exchange, that individual would not receive a New Grant and such person's tendered Old Options would be forfeit. Voting in favor of this proposal at the Annual Meeting does not constitute an election to participate in the Option Exchange Program.

  Exchange Ratios

        As previously described, the exchange ratios for the Exchange Program—i.e. how many Old Options an employee must surrender in order to receive one New Option—were determined in a manner intended to minimize stockholder dilution while granting significant value to the Company's employees' option positions. New Option grants calculated according to the exchange ratios will be rounded down to the nearest whole share on a grant-by-grant basis. New Options will not be issued for fractional shares. The ratios set out below were established based on the Proxim stock price at the beginning of March 2005, after extensive deliberations of the Compensation Committee.

Exercise Price Range	Exchange Ratio (Cancelled to New)
Below $44.99	1 to 1
$45.00 to 99.99	2 to 1
$100.00 and above	3 to 1

  Election to Participate

        Under the Exchange Program, eligible employees would be entitled to make a one-time election to cancel grants of stock options that have an exercise price higher than the Threshold Price and exchange them for new options in accordance with the exchange ratios set out above.

        Participation in the Exchange Program would be voluntary. Old Options would be exchangeable at the optionee's discretion on a grant-by-grant basis.

  Exercise Price of New Options

        All New Options will be granted with an exercise price equal to the FMV of our Common Stock on the date of the grant of the New Options.

  Vesting of New Options

        After issuance, the New Options will be subject to a six-month vesting and exercise blackout period. After this period, the New Options will be vested to the same extent as the Old Options exchanged and the New Options will continue to vest thereafter according to the vesting schedule of the Old Options.

        Employees will have the choice to exercise their New Options at any time after they have vested. New Options, like Old Options, will only vest if the optionee remains a Proxim employee. Options not vested at termination of employment cannot be exercised and will be forfeited. As described above, the New Options will be completely unvested on the date of grant and subject to an effective six month vesting period, regardless of whether the Old Options surrendered in exchange were partially or completely vested.

  Term of New Options

        The term of an option is the length of time during which it may be exercised. Under the Exchange Program, each New Option will have a term equal to the remaining term of the surrendered Old Option it replaces plus six months. This ensures that the employees who participate in the exchange offer will not derive any additional benefit from an elongated term in which to exercise but will not suffer any detriment from the elapsing of the vesting and exercise blackout period applicable to the New Options. For example, an employee who surrenders a grant received on March 17, 2000 with a ten-year term extending until March 16, 2010 would receive a replacement option with a term that ends on September 16, 2010.

  Other Conditions of New Options

        The other terms and conditions of the New Options will be set forth in an option agreement to be entered into as of the new grant date, and will be governed by the Legacy Plans, as amended. New Options will be non-qualified options under U.S. tax laws, regardless of whether the options tendered for exchange are incentive stock options. The Shares for which the New Options will be exercisable have already been registered with the SEC as part of our Stock Plan registrations.

  Accounting Treatment

        In accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance, upon the issuance of the New Options, we will be required to value the outstanding options at fair value and amortize the aggregated fair value over the remaining vesting period. We will also be required to revalue the options at fair value at each reporting period and make adjustments to the stock-based compensation and additional paid-in capital, until the award is exercised, is forfeited or expires unexercised.

        In accordance with Statement of Financial Accounting Standard No. 123R, Share-Based Payment, upon the issuance of the New Options, we will be required to value the outstanding options at fair value and amortize the aggregated fair value over the remaining vesting period.

        For the years ended December 31, 2004, we have been accounting for our options in accordance with APB Opinion No. 25 and its related implementation guidance. We will be required to adopt SFAS No. 123R in the quarter ending September 30, 2005, and earlier adoption is permitted. We are currently considering the timing and method of adoption of SFAS No. 123R, including the accounting for the New Options. The impact on our consolidated financial statements would be materially different depending on the timing, transition method and the option pricing model we will select.

  U.S. Federal Income Tax Consequences

        The exchange of options should be treated as a non-taxable exchange and Proxim and our employees should recognize no income for U.S. federal income tax purposes upon the grant of the new options. All new options granted under the Exchange Program will be non-qualified stock options for U.S. federal income tax purposes.

  Potential Modification to Terms to Comply with Governmental Requirements

        The terms of the Exchange Program will be described in a Tender Offer Statement that will be filed with the SEC. Although we do not anticipate that the SEC would require us to modify the terms materially, it is possible that we will need to alter the terms of the Exchange Program to comply with SEC comments. In addition, it is currently our intention to make the program available to our employees who are located outside of the United States, where permitted by local law and where we determine it is practical to do so. It is possible that we may need to make modifications to the terms offered to employees in countries outside the United States to comply with local requirements, or for tax or accounting reasons.

Benefits of the Exchange Program to Employees and Officers

        Because the decision whether to participate in the Exchange Program is completely voluntary, we are not able to predict who will participate, how many Old Options any particular group of employees will elect to exchange, nor the number of New Options that we may grant. Of the outstanding options held by eligible employees as of March 28, 2005, the maximum number of Shares underlying options, which could be exchanged, is 3,745,913 and the maximum number of Shares underlying the New Options which could be issued under the above exchange ratios would be 2,947,167.

Effect on Stockholders

        We are not able to predict the impact the Exchange Program will have on your rights as a stockholder because we are unable to predict how many option holders will exchange their Old Options or what the future market price of Proxim's stock will be at the time of the new grant. The program was designed to be value neutral to stockholders and to avoid the dilution in ownership that normally results from supplemental grants of new stock options.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" PROPOSAL III.

PROPOSAL IV

TO AMEND THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE
NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER

        The Employee Stock Purchase Plan (the "ESPP") was originally adopted by the Company's Board of Directors and Stockholders in June 2000. Without amendment, the ESPP likely will run out of available shares in 2006 and will terminate, pursuant to its terms, thereafter. The Board of Directors believes that the ESPP should be amended to prevent the termination of the ESPP in 2006 by an annual increase in Common Stock available for issuance under the ESPP in 2006, 2007 and 2008. On March 21, 2005, subject to the approval of a majority of the shares of the Company's Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting, the compensation committee (the "Committee") of the Board of Directors approved the amendment of the ESPP, which will provide for an annual increase in the number of shares authorized for issuance under the ESPP on the first day of each of the Company's fiscal years in 2006, 2007 and 2008 by the lesser of (i) 250,000 shares of Common Stock; (ii) one percent (1%) of the then-outstanding shares of the Company's Common Stock (on a fully diluted basis); or (iii) a smaller number of shares determined by the Board of Directors.

        Encouraging employees to acquire equity ownership in the Company assures a closer alignment of the interests of participants in the ESPP with those of the Company's stockholders. The proposed restatement would increase the number of shares of Common Stock available for sale under the ESPP by adding an annual increase of shares to the ESPP in 2006, 2007 and 2008, therefore enabling the Company to continue to use the ESPP through 2006 and beyond. The Company believes the ESPP is a valuable tool for attracting and retaining key personnel and aligning the interests of the ESPP participants with those of the Company's stockholders.

Description of Employee Stock Purchase Plan

        The following paragraphs provide a summary of the principal features of the amendment and restatement of the ESPP and its operation. The ESPP is set forth in its entirety as Appendix C to this proxy statement. The following summary is qualified in its entirety by reference to the ESPP.

  Purpose

        The purpose of the ESPP is to give eligible employees of the Company and its subsidiaries the ability to share in the Company's future success. The Company expects that it will benefit from the added interest which such employees will have in the welfare of the Company as a result of their increased equity interest in the Company's success. The purpose of the ESPP is accomplished by providing eligible employees of the Company and its subsidiaries with the opportunity to purchase shares of Common Stock of the Company through payroll deductions. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

  Shares Available for Issuance

        There are approximately 106,575 shares of Company Common Stock which remain available for issuance under the ESPP. If the stockholders approve this amendment to the ESPP, an additional number of shares will become for issuance under the ESPP on the first day of each of the Company's fiscal years in 2006, 2007 and 2008, equal to the least of (i) 250,000 shares of Common Stock; (ii) one percent (1%) of the then-outstanding shares of common stock (on a fully diluted basis); or (iii) a number of shares determined by the Board of Directors. Shares sold under the ESPP may be unissued Common Stock, treasury shares or shares of Common Stock reacquired by the Company in the open market.

  Eligibility to Participate

        Participation in the ESPP is voluntary. Most employees of the Company and its participating subsidiaries are eligible to participate in the ESPP. However, an employee is not eligible if he or she normally is scheduled to work less than or equal to twenty hours per week or five months per calendar year, he or she is a highly compensated employee or he or she owns, holds options to purchase (or as a result of participation in the ESPP, would own or hold options to purchase) 10% or more of the total combined voting power or value of all classes of Company stock.

        In no event may an employee be granted an option under the ESPP if, immediately after the grant, he or she would beneficially own stock and/or outstanding options comprising 5% or more of total combined voting power or value of all classes of Company stock or of any subsidiary corporation of the Company. In addition, no participant is permitted to purchase stock under the ESPP with a value in excess of $25,000 (determined at the fair market value of the stock at the time options to purchase shares under the plan are granted) in any calendar year or more than 2,000 shares of Company Common stock in any calendar year.

        Approximately 285 employees are currently eligible to participate in the ESPP and 100 have elected to do so as of March 28, 2005.

  Administration, Amendment and Termination

        The ESPP is administered by the Committee, which may delegate its duties and powers to a subcommittee which, like the Committee, must consist of not less than two non-employee members of the Company's Board of Directors. The interpretation and construction by the Committee of any provision of the ESPP or any option granted under the ESPP is final. The Committee may from time to time establish, amend and rescind such rules and regulations for carrying out the ESPP as it deems best, and may make any other determinations that it deems necessary or desirable for the administration of the ESPP.

        The Board of Directors may terminate the ESPP at any time and for any reason. Either the Committee or the Board of Directors may amend the ESPP at any time and for any reason. However, as required by Section 423 of the Internal Revenue Code, the Company's stockholders must approve certain material amendments. In addition, amendments may not be made that would impair the rights of a participant with respect to an option granted under purchase period then underway without that participant's consent, unless the Committee deems such an amendment necessary to permit the granting of options under the ESPP that meet the requirements of the Code. If not terminated earlier by the Board of Directors, the ESPP will terminate upon the issuance of all of the shares reserved for issuance under the Plan.

  Offering Periods

        The ESPP generally has consecutive and overlapping twenty-four-month offering periods that begin on February 1 and August 1 of each year and which end twenty-four months later on January 31 and July 31, respectively. Each twenty-four month offering period includes four six-month purchase periods, during which payroll deductions are accumulated and, at the end of which, shares of our Common Stock are purchased with a participant's accumulated payroll deductions. The Committee has the power to change the duration and/or frequency of any future offering periods or future purchase periods, subject to the limitations under applicable law.

        If the fair market value of the Company's Common Stock is lower on a purchase date than it was on the first day of the offering period, each participant automatically is withdrawn from that offering period immediately after the purchase of shares on such purchase date and is automatically re-enrolled in the next offering period. The effect of this is to automatically begin a new 24-month offering period.

  Enrollment and Contributions

        To participate, an eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may be in 1% multiples of compensation up to a maximum of 20% of a participant's eligible compensation during the offering period. Eligible compensation includes base salary, annual bonuses, commissions, overtime and shift pay, in each case prior to reductions for pre-tax contributions made to a plan or salary reduction contributions to a 401(k) plan or Section 125 flexible spending plan. Eligible compensation does not include severance pay, stay-on or long-term bonuses, options and other forms of equity-based compensation and other forms of special compensation. A participant may increase or decrease the rate of his or her payroll deductions (including to the rate of 0%) in accordance with the procedures set by the Committee, but no more than 2 times in any purchase period.

        Employees elect to participate by submitting an enrollment form within the time frame set by the Committee. Participants automatically are enrolled in subsequent offering periods unless they withdraw.

  Purchase of Shares

        At the beginning of each offering period, each participant automatically is granted an option to purchase shares of Common Stock. The option expires at the end of the purchase period or upon termination of employment or removal from participation in the ESPP, whichever is earlier, but is automatically exercised (if not already expired) at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period (subject to the limits of the ESPP). The price of the shares equals 85% of the lower of the fair market value of the Company's Common Stock on (i) the first day of the offering period or (ii) the last day of the purchase period. The fair market value of our Common Stock on any relevant date (other than the first day of an offering period) generally will be the closing price per share on that date as reported on the Nasdaq National Market, or, if no sales were reported, the closing price on the preceding date for which sales were reported, as quoted on such exchange. The fair market value of our Common Stock on the first day of an offering period generally will be the closing price per share on the next date on which the sales have been reported on the Nasdaq National Market.

        The number of shares of our Common Stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation on or prior to the last day of the purchase period by the purchase price, subject to the limits of the plan, as described below.

        An employee who continues to be a participant on the last day of the purchase period will have his or her accumulated payroll deductions used to exercise that option and purchase that number of full shares of Common Stock which can be paid for with the accumulated payroll deductions. However, in any single year, no employee may purchase more than $25,000 of Common Stock (based on the fair market value at the beginning of the applicable offering period). The maximum number of shares that a participant may purchase during any single year is 2,000 shares. Any amount of accumulated deductions not used to purchase shares under the ESPP is returned to the participant without interest.

  Withdrawal

        Generally, a participant may withdraw from an offering period at any time in accordance with the terms established by the Committee without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new enrollment agreement to the Company. Any amount of accumulated deductions not used to purchase shares under the ESPP is returned to the participant without interest.

  Termination of Participation

        Participation in the ESPP terminates when a participant's employment with the Company (or any participating subsidiary) ceases for any reason, the employee withdraws from the ESPP, or the Company terminates or amends the ESPP such that the employee no longer is eligible to participate. In such event, the payroll deductions credited to the participant's account will be refunded without interest.

  Restrictions on Transfer

        Options granted under the ESPP may not be transferred, assigned, pledged, or otherwise disposed of, except by will, or pursuant to the laws of descent and distribution. The Committee may, in its discretion, treat such an attempted transfer, assignment, pledge or other disposition as an election to withdraw from the ESPP.

  Changes in Capitalization

        The number or kind of shares (or other property) reserved under the ESPP, the limit on the number of shares that may be purchased during any offering period, and the purchase price per share of Common Stock under the ESPP and any other affected option terms shall be adjusted or substituted for, as the Committee deems equitable, in the event of any share dividend, stock split, reverse stock split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange, or any distribution to stockholders of shares other than regular cash dividends.

  Change in Control of the Company

        In the event of a change in control (as defined in the ESPP), the Committee, in its sole discretion, may determine (i) to take such actions as it deems necessary or desirable with respect to any option or offering period as of the date of the consummation of the change in control, (ii) that each outstanding option shall be assumed or substituted for by the successor corporation, (iii) the options shall continue in full force and effect, or (iv) the participants' accumulated payroll deductions shall be sued to purchase shares immediately prior to the effective date of the change in control and the participants' options under the ongoing offering periods shall terminate.

  Number of Shares Purchased by Certain Individuals and Groups

        Given that the number of shares that may be purchased under the ESPP is determined, in part, by the Common Stock's market value at the beginning of an offering period and at the end of a purchase period and given that participation in the ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth for each of the Company's executive officers and directors (a) the number of shares of the

Company's common stock that were purchased during fiscal 2004 under the ESPP, and the (b) average price per share purchase price paid for such shares.

Name of Individual or Group	Number of Shares Purchased	Average Per Share Purchase Price
Franco Plastina	250	$10.20
Kevin J. Duffy	250	7.23
Michael D. Angel	—	—
David E. Olson	250	8.55
Ihab Abu-Hakima	—	—
Christopher M. Jones	—	—
Lorenzo A. Bettino	—	—
Steven D. Brooks	—	—
Merle L. Gilmore	—	—
Jeffrey A. Harris	—	—
Michael P. Ressner	—	—
Jeffrey D. Saper	—	—
Kenneth E. Westrick	—	—
Joseph R. Wright, Jr.	—	—
All directors and executive officers, as a group (14 persons)	750	8.66
All directors who are not executive officers, as a group (8 persons)	—	—
All employees who are not executive officers, as a group	33,436	$7.62

        The following is a brief summary of the general effect of federal income taxation upon participants and us with respect to shares purchased under the ESPP.

  Federal Income Tax Consequences

        The following is a brief summary of the general effect of federal income taxation upon participants and us with respect to shares purchased under the ESPP.

        The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code, as amended. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period in which such shares were acquired and more than one year after the applicable date of purchase, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period in which such shares were acquired. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the aforementioned periods (a "disqualifying disposition"), the participant will recognize ordinary income equal to the excess of (1) the fair market value of the shares on the date the shares are purchased over (2) the purchase price. Any additional gain or loss on such sale or disposition will be capital gain or loss, which will be long-term if the shares are held for more than one year. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a disqualifying disposition.

Summary

        We believe strongly that the approval of the amendment of the ESPP is essential. Our employees are our most valuable asset. The amendment of the ESPP will add to the number of shares available for issuance through annual additions in 2006, 2007 and 2008 and will allow us to continue the ESPP through 2006 and beyond, which will help us to attract, retain, and motivate people whose skills and performance are critical to our business.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE PROPOSAL TO ADOPT THE AMENDMENT OF THE
EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL V

TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005

        We have selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2002, 2003 and 2004.

        We are submitting our selection of independent registered public accounting firm for ratification by the Company's stockholders at the annual meeting to be held on May 16, 2005. We expect that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting of stockholders and that they will have the opportunity to make a statement, if they desire to do so. In addition, we expect that these representatives will be available at the annual meeting to respond to appropriate questions.

        Our Bylaws do not require that the Company's stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, our audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" PROPOSAL IV.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our Common Stock and non-convertible Series C Preferred Stock as of March 28, 2005, by (i) each stockholder that we know is the beneficial owner of more than 5% of our Common Stock, (ii) each of our executive officers, (iii) each director and (iv) all of our executive officers and directors as a group. Unless otherwise indicated below, the address for each listed 5% stockholder, director and executive officer is c/o Proxim Corporation, 935 Stewart Drive, Sunnyvale, California 94085.

        Beneficial ownership information set forth in this table is determined in accordance with the rules of the SEC. Shares issuable upon exercise of outstanding options and warrants within 60 days of March 28, 2005 are considered owned by the person having the right to acquire such shares but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to the table, we believe that the beneficial owners listed in this table, based on information provided by them, have sole voting and investment power over the number of shares listed opposite their names.

	Common Stock			Nonconvertible Series C Preferred Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class	Amount and Nature of Beneficial Ownership	% of Class
Warburg Pincus Private Equity VIII, L.P 466 Lexington Avenue New York, NY 10017	14,213,339		42.1%	346,680	86.66%
BCP Capital, L.P One Maritime Plaza Suite 2525 San Francisco, CA 94111	264,586		*	6,440	1.61%
BCP Capital QPF, L.P. One Maritime Plaza Suite 2525 San Francisco, CA 94111	1,914,864		5.6%	46,680	11.68%
BCP Capital Affiliates Fund LLC One Maritime Plaza Suite 2525 San Francisco, CA 94111	7,216		*	200	*
Satellite Asset Management, L.P. 623 Fifth Avenue, 20th Floor New York, NY 10022	2,308,400	(1)	6.8%	— —	— —
Franco Plastina(2)	230,187		*	—	—
Kevin J. Duffy(3)	58,450		*	—	—
Michael D. Angel(4)	10,833		*	—	—
David E. Olson(5)	30,882		*	—	—
Ihab Abu-Hakima(6)	—		*	—	—
Christopher M. Jones(7)	20,000		*	—	—
Lorenzo A. Bettino(8)	7,501		*	—	—
Steven D. Brooks(9)	4,168		*	—	—
Merle L. Gilmore(10)	10,001		*	—	—
Jeffrey A. Harris(11)	4,168		*	—	—
Michael P. Ressner(12)	4,168		*	—	—

Jeffrey D. Saper(13)	23,923	*	—	—
Kenneth E. Westrick(14)	10,001	*	—	—
Joseph R. Wright, Jr.	—	*	—	—
All executive officers and directors as a group (14 persons)(15)	414,282	1.21%	—	—

*
Less than 1%.

(1)
Based on the Schedule 13G filed by such beneficial owner with the SEC on February 7, 2005 and reflects common stock beneficially held as of such date.

(2)
Includes 229,687 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 28, 2005.

(3)
Includes 57,361 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 28, 2005.

(4)
Includes 10,833 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 28, 2005.

(5)
Includes 30,383 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 28, 2005.

(6)
Includes 0 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 28, 2005.

(7)
Includes 0 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 28, 2005.

(8)
Excludes shares held by Warburg Pincus. Mr. Bettino disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Includes 7,501 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 28, 2005.

(9)
Excludes shares held by entities associated with BCP. Mr. Brooks disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Includes 4,168 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 28, 2005.

(10)
Includes 10,001 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 28, 2005.

(11)
Excludes shares held by Warburg Pincus. Mr. Harris disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Includes 4,168 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 28, 2005.

(12)
Includes 4,168 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 28, 2005.

(13)
Includes 23,225 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 28, 2005.

(14)
Includes 10,001 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 28, 2005.

(15)
Includes 391,496 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 28, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

        The following table sets forth information regarding executive compensation for services rendered during our fiscal years ended December 31, 2004, 2003 and 2002 by the Company's chief executive officer during fiscal year 2004 and our other four most highly compensated executive officers who were serving as executive officers as of December 31, 2004 and whose salary and bonus for our last fiscal year exceeded $100,000. These five individuals constitute the group referred to elsewhere in this proxy statement as the Named Executive Officers. The compensation summarized in the following table does not include perquisites or other personal benefits that do not in the aggregate exceed the lesser of $50,000 or 10% of the Named Executive Officer's salary and bonus.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation Awards Securities Underlying Options(#)
Name and Principle Position	Fiscal Year	Salary	Bonus		Other Annual Compensation				All Other Compensation
Franco Plastina(1) Chairman of the Board, President and Chief Executive Officer	2004 2003 2002	$519,231 309,615 —	$	— — —	$	— — —		100,000 300,000 —	$	— —
Kevin J. Duffy(2) Senior Vice President, Product Development	2004 2003 2002	293,077 211,077 130,769		— — —		— — —		50,000 20,000 32,500		— —
David E. Olson(3) Senior Vice President, Operations & Services	2004 2003 2002	245,865 145,385 —		10,000 — —		— — —		35,000 30,000		— —
Ihab Abu-Hakima(4) Senior Vice President, Corporate Development	2004 2003 2002	240,481 225,000 223,269		13,072 72,640 81,135		— — —		30,000 5,000 30,000		— —
Christopher M. Jones(5) Senior Vice President of Sales for the Americas	2004 2003 2002	221,923 200,000 182,692		173,488 85,425 106,118		— 35,806 —	(6)	45,000 — 15,000		— — —

(1)
Mr. Plastina was appointed President and Chief Executive Officer of the Company in May 2003 and appointed Chairman and Chief Executive Officer in December 2003. Mr. Plastina was appointed Executive Chairman of the Board effective January 1, 2005.

(2)
Mr. Duffy was appointed Senior Vice President, Product Development of the Company in September 2003. He was appointed Chief Operating Officer in April 2004, President in July 2004, and President and Chief Executive Officer in January 2005.

(3)
Mr. Olson joined the Company in April 2003 and was appointed to Senior Vice President, Operations and Services in September 2003. In October 2004, Mr. Olson was appointed Senior Vice President, Global Sales and Operations.

(4)
Mr. Abu-Hakima was appointed to Senior Vice President, Corporate Development of the Company in September 2003. Mr. Abu-Hakima was named Senior Vice President Strategic Accounts in September 2004 and Senior Vice President, OEM Sales and Corporate Development in November 2004. Mr. Abu-Hakima resigned effective January 2005.

(5)
Mr. Jones was appointed to Senior Vice President of Worldwide Sales upon rejoining the Company in April 2004. He was named Senior Vice President of Sales for the Americas in October 2004. Mr. Jones resigned effective January 2005. Mr. Jones had served as Vice President and General Manager, North America Sales from December 2002 to September 2003 when he resigned.

(6)
This amount represents a Personal Time Off accrual payout in connection with Mr. Jones's resignation in September 2003.

        The following table provides information regarding stock options granted to the Named Executive Officers during our fiscal year ended December 31, 2004.

	Option Grants in Last Fiscal Year Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees During 2004
Name			Exercise Price $/Share	Expiration Date
					5%	10%
Franco Plastina	100,000	19.70%	$26.20	2/11/2014	$1,647,671	$4,175,522
Kevin J. Duffy	50,000	9.85%	26.20	2/11/2014	823,835	2,087,761
David E. Olson	35,000	6.89%	26.20	2/11/2014	576,680	1,461,420
Ihab Abu-Hakima	10,000	1.97%	26.20	2/11/2014	164,754	417,519
	20,000	3.94%	21.70	3/17/2014	272,927	691,650
Christopher M. Jones	45,000	8.90%	14.70	4/12/2014	415,995	1,054,214

(1)
The 5% and 10% assumed annual rates of compounded stock price appreciated are mandated by the rules of the SEC. The actual value, if any, that an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance the value realized by an executive officer will be at or near the assumed 5% or 10% levels.

        The following table sets forth information regarding the exercise of stock options by the Named Executive Officers and year-end option values as of December 31, 2004.

Aggregate Option Exercises and Fiscal Year-End Option Values

					Value of Unexercised In-The-Money Options at Year-End($)(1)
			Number of Options at Year-End(#)
Name	Shares Acquired on Exercise(#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Franco Plastina	—	$—	150,000	249,998	—	—
Ihab Abu-Hakima	—	—	69,335	36,663	—	—
Kevin J. Duffy	—	—	34,167	68,332	—	—
David E. Olson	—	—	14,585	50,414	—	—
Christopher M. Jones	5,000	82,925	29,253	44,998	—	—

(1)
Assumes that the value of unexercised options at fiscal year-end was $4.09 per share, the closing price of our common stock on the Nasdaq National Market on December 31, 2004.

Equity Compensation Plan Information

        The following table summarizes information as of December 31, 2004 with respect to the shares of the Company's common stock that may be issued under the Company's existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options assumed by Proxim in connection with acquisitions of other companies, which originally granted those options. Footnote (5) to the table sets forth the total number of shares of the Company's Common Stock issuable upon the exercise of those assumed options as of December 31, 2004, and the weighted average exercise price of those options. No future grants of options may be made under such plans.

Equity Compensation Plans

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	1,232,140	(3)	$34.73	1,107,279	(4)
Equity compensation plans not approved by security holders	809,494	(5)	$15.06	682,071	(6)

Total	2,041,634		$27.00	1,789,350

(1)
This column does not reflect shares underlying options assumed by Proxim in acquisitions where the plans governing the options will not be used for future awards.

(2)
This column does not reflect the price of shares underlying the assumed options referred to in footnote (1) of this table.

(3)
Includes options to purchase shares outstanding under the Proxim Corporation 1995 Long-Term Incentive Plan, the Proxim Corporation 1999 Stock Incentive Plan and the Proxim Corporation 2000 Stock Option Plan for Non-Employee Directors.

(4)
Includes shares available for future issuance pursuant to future option grants under the Proxim Corporation 1994 Director Option Plan, the Proxim Corporation 1995 Long-Term Incentive Plan, the Proxim Corporation 1999 Stock Incentive Plan and the Proxim Corporation 2000 Stock Option Plan

  for Non-Employee Directors, and also includes shares available for future purchase at 85% of fair market value under the Proxim Corporation 2001 Employee Stock Purchase Plan. This column does not include shares underlying the assumed options referred to in footnote (1) of this table.

(5)
Includes options to purchase shares outstanding under the Proxim Corporation 2002 Stock Option Merger Plan, the 2002 Nonstatutory Stock Option Acquisition Plan and the Frank Plastina Standalone Stock Option Agreement. The Proxim Corporation 2002 Stock Option Merger Plan and 2002 Nonstatutory Stock Option Acquisition Plan plans were adopted in connection with the Merger and the ORiNOCO Acquisition and have not been approved by our stockholders. This does not include options, as of December 31, 2004, to purchase a total of 362,710 shares, at a weighted average exercise price of $45.42, which have been assumed by Proxim in connection with acquisitions of the companies, which originally granted those options. Such options were issued under the following plans, which have not been approved by our stockholders: the Proxim, Inc. 1986 Stock Option Plan, the Proxim, Inc. 1999 Nonstatutory Stock Option Plan, the WirelessHome Corporation 1998 Stock Option Plan, the Ubiquity Communication, Inc. 1997 Stock Option Plan and the Ubiquity Communication, Inc. 1998 Stock Plan. No future grants of options may be made under such plans.

(6)
Includes shares available for future issuance pursuant to option grants under the Proxim Corporation 2002 Nonstatutory Stock Option Merger Plan and the 2002 Nonstatutory Stock Option Acquisition Plan.

Material Features of Plans Not Approved by Stockholders

        The Proxim Corporation 2002 Nonstatutory Stock Option Merger Plan (the "Merger Plan") was implemented by our Board of Directors in April 2002 in connection with the merger of Western Multiplex Corporation and Proxim, Inc. and is a non-stockholder approved plan. Options may be granted under the Merger Plan to employees, including officers and consultants, of the Company or any parent or subsidiary of the Company. Options may not be granted under the Merger Plan to our directors. The Board of Directors has authorized and reserved 700,000 shares of our common stock for issuance under the Merger Plan. All grants will have an exercise price per share equal to the fair market value per share of our common stock on the date of grant. Each option will vest in installments over the optionee's period of service with the Company. The options will vest on an accelerated basis in the event the Company is acquired and those options are not assumed or replaced by the acquiring entity. All options are nonstatutory options under applicable Federal tax laws. As of December 31, 2004, 251,795 shares remained available for future option grants, and 441,166 shares were subject to issuance pursuant to the exercise of outstanding options.

        The Proxim Corporation 2002 Nonstatutory Stock Option Acquisition Plan (the "Acquisition Plan") was implemented by our Board of Directors in August 2002 in connection with the ORiNOCO Acquisition and is a non-stockholder approved plan. Options may be granted under the Acquisition Plan to employees, including officers and consultants, of the Company or any parent or subsidiary of the Company. Options may not be granted under the Acquisition Plan to our directors. The Board of Directors has authorized and reserved 500,000 shares of our common stock for issuance under the Acquisition Plan. All grants will have an exercise price per share equal to the fair market value per share of our common stock on the date of grant. Each option will vest in installments over the optionee's period of service with the Company. The options will vest on an accelerated basis in the event the Company is acquired and those options are not assumed or replaced by the acquiring entity. All options are nonstatutory options under applicable Federal tax laws. As of December 31, 2004, 430,276 shares remained available for future option grants, and 68,328 shares were subject to issuance pursuant to the exercise of outstanding options.

        The Proxim Corporation 2003 Stand-Alone Stock Option Agreement for Franco Plastina (the "Stand-Alone Agreement") was entered into by Proxim Corporation and Mr. Plastina on May 2, 2003 in connection with Mr. Plastina's appointment as President and Chief Executive Officer of Proxim Corporation. Under the Stand-Alone Agreement, Mr. Plastina was granted a nonstatutory stock option on

May 2, 2003 to purchase 300,000 shares of the company's common stock at an exercise price of $6.80 per share, which was the fair market value per share on the date of the grant. One-third of the shares subject to the option vested on the one-year anniversary of the date of grant, and one-twelfth of the shares subject to the option vest each three-month period thereafter, with the option fully vesting three years from the date of grant. The option may be exercised for ninety days after Mr. Plastina ceases to be a service provider to the Company, but in the event of his death or disability, the option may be exercised for one year after he ceases to be a service provider. In no event, however, may the option be exercised later than its expiration date, which is May 2, 2013. In the event of a merger of Proxim Corporation with or into another corporation or the sale of substantially all of the assets of Proxim Corporation and the option is not assumed or substituted by the successor corporation or a parent or subsidiary of the successor corporation, then the option shall fully vest and become fully exercisable for a period of five years thereafter.

Director Compensation

        For our fiscal year ended December 31, 2004, all non-employee directors of the Company were paid as follows:

  •
  an annual retainer of $50,000 for serving on the Board of Directors, payable in cash on a quarterly basis;

  •
  an annual retainer of $10,000 for serving on the audit committee of the Board of Directors, payable in cash on a quarterly basis;

  •
  an annual retainer of $5,000 for serving on the compensation committee of the Board of Directors, payable in each instance in cash on a quarterly basis;

  •
  an annual retainer of $5,000 for serving on the governance and nominating committee of the Board of Directors, payable in each instance in cash on a quarterly basis;

  •
  a meeting fee of $2,500 for each meeting of the Board of Directors attended in person;

  •
  a meeting fee of $1,250 for each meeting of the Board of Directors attended via telephone or teleconference;

  •
  a meeting fee of $1,200 for each meeting of any special committee of the Board of Directors attended via telephone or teleconference; and

  •
  with respect to service on the special committee to approve the Exchange and the related transactions, a fee of $10,000.

        Currently, each non-employee director is entitled to receive an option to purchase 5,000 shares of our common stock under the 2000 Plan initially upon first becoming elected or appointed as a non-employee director. In addition, each non-employee director who continues to serve on our Board of Directors is entitled to receive an option to purchase 2,500 shares of our common stock under the 2000 Plan on the date of each annual meeting of our stockholders during such term of service. During our fiscal year ended December 31, 2004, we granted to directors options to purchase an aggregate of 20,000 Shares of our Common Stock under the 2000 Plan.

        If our stockholders approve Proposal II, we will increase our equity compensation for directors in accordance with the 2005 Plan for the fiscal year ending December 31, 2005. The Company has no current plans to change the cash compensation paid to our directors.

Employment Agreements

        Frank Plastina    In January 2005, we entered into an amended employment agreement with Frank Plastina, appointing him as Executive Chairman of the Board of Directors. Mr. Plastina served as Chairman of the Board of Directors and Chief Executive Officer until December 31, 2004. Under the terms of the amended agreement, Mr. Plastina receives an annual base salary of $400,000, subject to annual increases at the discretion of the Board, and an annual bonus with a target amount for achieving certain objectives of not less than 75% of his base salary. Mr. Plastina also received 250,000 Restricted Stock Units ("RSUs") under the Company's 1995 Long-term Incentive Plan. The RSUs vest in equal installments at December 31, 2005 and December 31, 2006.

        The Company may terminate Mr. Plastina's employment at any time and Mr. Plastina may terminate his employment upon 90 days' prior written notice without good reason or upon 30 days' prior written notice for good reason ("good reason" in each case as defined in the employment agreement). In the event the Company terminates his employment without good reason or he terminates his employment for good reason, he is entitled to receive the following benefits, reduced by the present value of any other cash severance benefits payable to Mr. Plastina under any other plans or programs of the Company:

  •
  Earned but unpaid base salary and target bonus, pro rated through the date of termination;

  •
  Reimbursement for certain business expenses properly incurred;

  •
  Any employee benefits to which he is entitled under the Company's benefit plans;

  •
  Continued payment of base salary for the lesser of 12 months or the number of months he had been employed by the company (the "Severance Period");

  •
  Twice his annual bonus target amount, pro rated based on the number of months in the Severance Period in the event he has been employed less than one year;

  •
  Full vesting of all unvested RSUs;

  •
  Acceleration of all unvested options that would have vested during the Severance Period; and

  •
  Continued coverage under the Company's medical insurance plans during the Severance Period at the same cost to him as was provided to him immediately prior to the date of termination.

        In the event the Company terminates Mr. Plastina's employment without cause or he terminates his employment for good reason upon or within 13 months following a change of control (as defined in the employment agreement), Mr. Plastina's severance benefits as described above shall be modified as follows:

  •
  The base salary and target bonus amounts described above shall be paid as a lump sum within 10 business days following termination;

  •
  The term "Severance Period" shall mean 24 months; and

  •
  All outstanding and unvested RSUs and options shall vest and remain exercisable during the Severance Period.

        Mr. Plastina has agreed not to disclose any confidential information pertaining to the Company's business and has agreed not to compete with the Company during his employment and for one year following termination of his employment.

        Kevin J. Duffy.    In January 2005, we entered into an amended employment agreement with Kevin J. Duffy, appointing him President and Chief Executive Officer. Mr. Duffy was appointed Senior Vice President of Product Development in September 2003, Chief Operating Officer in April 2004 and President in July 2004. Under the terms of the amended agreement, Mr. Duffy receives an annual base salary of $425,000, subject to annual increases at the discretion of the Board, and an annual bonus with a target amount for achieving certain objectives of not less than 100% of his base salary.

        The Company may terminate Mr. Duffy's employment at any time and Mr. Duffy may terminate his employment upon 30 days' prior written notice. In the event the Company terminates him without cause or he terminates his employment for good reason, Mr. Duffy is entitled to receive the following benefits, reduced by the present value of any other cash severance benefits payable to him under any other plans or programs of the Company:

  •
  Earned but unpaid base salary and target bonus, pro rated through the date of termination;

  •
  Reimbursement for certain business expenses properly incurred;

  •
  Any employee benefits to which he is entitled under the Company's benefit plans;

  •
  Continued payment of base salary for the lesser of 12 months or the number of months he had been employed by the company (the "Severance Period");

  •
  His annual bonus target amount, pro rated based on the number of months in the Severance Period in the event he has been employed less than one year;

  •
  Acceleration of all unvested options that would have vested during the Severance Period; and

  •
  Continued coverage under the Company's medical insurance plans during the Severance Period at the same cost to him as was provided to him immediately prior to the date of termination.

        In the event the Company terminates Mr. Duffy's employment without cause or he terminates his employment for good reason upon or within 13 months following a change of control (as defined in the employment agreement), Mr. Duffy's severance benefits as described above shall be modified as follows:

  •
  The base salary and target bonus amounts described above shall be paid as a lump sum within 10 business days following termination;

  •
  The term "Severance Period" shall mean 12 months; and

  •
  All outstanding and unvested options shall vest and remain exercisable during the Severance Period.

        Mr. Duffy has agreed not to disclose any confidential information pertaining to the Company's business and has agreed not to compete with the Company during his employment and for one year following termination of his employment.

        David E. Olson.    In January 2005, we amended our employment agreement with David E. Olson, naming him Senior Vice President, Global Sales and Operations of the Company. Under the terms of the agreement as amended, Mr. Olson receives an annual base salary of $250,000, subject to annual increases at the discretion of the Board, and an annual bonus with a target amount of $100,000 for achieving certain objectives and an annual target commission amount of $100,000.

        The Company may terminate Mr. Olson's employment at any time and Mr. Olson may terminate his employment upon 30 days' prior written notice. In the event his employment is terminated by the Company without cause or he terminates his employment for good reason, he is entitled to receive the following benefits, reduced by the present value of any other cash severance benefits payable to Mr. Olson under any other plans or programs of the Company:

  •
  Earned but unpaid base salary and target bonus, pro rated through the date of termination;

  •
  Reimbursement for certain business expenses properly incurred;

  •
  Any employee benefits to which he is entitled under the Company's benefit plans;

  •
  Continued payment of base salary for the lesser of 12 months or the number of months he had been employed by the company (the "Severance Period");

  •
  His annual bonus target amount, pro rated based on the number of months in the Severance Period in the event he has been employed less than one year;

  •
  Commissions earned through the date of termination;

  •
  Acceleration of all unvested options that would have vested during the Severance Period; and

  •
  Continued coverage under the Company's medical insurance plans during the Severance Period at the same cost to him as was provided to him immediately prior to the date of termination.

        Ihab Abu-Hakima.    Ihab Abu-Hakima resigned as Senior Vice President, OEM Sales and Corporate Development effective January 2005. In March of 2002, we entered into an agreement with Ihab Abu-Hakima, naming him Senior Vice President, International Sales of the Company. In September 2003, Mr. Abu-Hakima was named Senior Vice President, Corporate Development. Mr. Abu-Hakima was named Senior Vice President, Strategic Accounts in September 2004 and Senior Vice President, OEM Sales and Corporate Development in November 2004. As of September 2004, Mr. Abu-Hakima's annual base salary was $250,000, subject to annual increases at the discretion of the Board. Mr. Abu-Hakima's target annual commission was $100,000.

        Under the terms of the agreement, the Company could terminate Mr. Abu-Hakima's employment at any time and Mr. Abu-Hakima could terminate his employment upon 30 days' prior written notice. Mr. Abu-Hakima agreed not to disclose any confidential information pertaining to the Company's business and not to compete with the Company during his employment and for one year following termination of his employment.

        Christopher M. Jones.    Christopher M. Jones resigned as Senior Vice President of Sales for the Americas effective January 2005. In December 2002, the Company entered into an agreement with Christopher M. Jones, naming him Vice President and General Manager, North American Sales. Mr. Jones resigned effective September 2003. Mr. Jones rejoined the Company in April 2004. The Company entered into an agreement with Mr. Jones as of April 2004, naming him Senior Vice President, Worldwide Sales. Mr. Jones was named Senior Vice President of Sales for the Americas effective October 2004.

        Under the terms of his separation agreement, effective January 12, 2005, Mr. Jones will receive severance payments in the amount of $120,000 payable in equal installments over four (4) months in accordance with the Company's payroll cycle; continuing health insurance coverage through the earlier of February 2006 or the date on which he obtains other group health insurance coverage; wages and Personal Time Off earned through the termination date; and up to three (3) months from the date of termination to exercise stock options granted under the Proxim Stock Option Plan.

        Mr. Jones agreed to be available as a consultant for three (3) months from the date of termination if so desired by the Company; not to disclose confidential information pertaining to the Company's business; and not to compete directly or indirectly with the Company.

Termination of Employment and Change-in-Control Arrangements

        Ihab Abu-Hakima.    On January 4, 2005, Ihab Abu-Hakima resigned as Senior Vice President, OEM Sales and Corporate Development. Under the terms of the Company's agreement with Mr. Abu-Hakima, he received his base salary and commissions earned through the date of termination and Personal Time Off accrual payout.

        Christopher M. Jones.    On January 12, 2005, Christopher M. Jones resigned as Senior Vice President of Sales for the Americas. Under the terms of the Company's separation agreement with Mr. Jones, he will receive severance payments of $120,000, continuing health insurance coverage through the earlier of February 2006 or the date on which he obtains other group health insurance coverage; wages and Personal Time Off earned through the termination date; and up to three (3) months from the date of termination to exercise stock options granted under the Proxim Stock Option Plan.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

Compensation Philosophy and Review

        The Company's compensation philosophy for its executive officers serves two principal purposes: (i) to provide a total compensation package that is competitive and enables the Company to attract and retain key executive and employee talent needed to accomplish the Company's business objectives, and (ii) to directly link compensation to improvements in the Company's performance and increases in stockholder value as measured principally by the trading price of the Company's common stock.

        The 2004 compensation levels for the Company's executive officers were generally determined on an individual basis at the time of hiring and in many cases pursuant to employment agreements entered into between the Company and such individuals prior to 2004.

        Members of the Board of Directors reviewed and approved each employment agreement entered into between the Company and executive officers in 2004, as well as stock options granted to executive officers in 2004. In determining compensation levels for 2004, the Company primarily relied upon publicly available compensation information and formal survey information obtained by management with respect to cash compensation and stock option grants to similarly situated officers of networking and broadband wireless companies of comparable size and market capitalization.

Elements of Executive Officer Compensation

        The Company's executive officer compensation consists primarily of salary, employee benefits, cash incentive bonuses and the award of stock options. The Company emphasizes the award of equity based incentives and the compensation committee believes that in the highly competitive, emerging markets in which the Company operates and competes, equity-based compensation provides the greatest incentive for executive performance and the greatest alignment of management and stockholder long-term interests. Cash incentive bonuses are payable to certain of the Company's executive officers based on percentages of each such executive officer's salary and contingent upon the Company meeting certain performance targets, with the payout and amount of such bonuses being in most cases directly related to the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA"). Other than sales commission in certain cases, no bonus was paid or will be paid to any of the Company's officers in connection with services rendered during fiscal year 2004 in light of the Company's failure to meet operating metrics.

        Officer Salaries.    The compensation committee reviews each senior executive officer's salary annually. Except to the extent that salary increases are prescribed by written employment agreements, in determining the appropriate salary levels, the compensation committee considers, among other factors, the officer's scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant markets for executive talent.

        Compensation for the Company's Chief Executive Officer in 2004, Franco Plastina, was determined pursuant to his employment agreement effective as of April 24, 2003. The employment agreement provided for an annual base salary of $500,000. Mr. Plastina was eligible to receive an incentive bonus equal to 100% of his annual base salary based on the achievement of performance targets established by our Board of Directors. No such bonus was paid to Mr. Plastina for services rendered during fiscal year 2004 in light of the Company's failure to meet operating metrics. Also in 2004, Mr. Plastina received options to purchase 100,000 shares of our common stock at an exercise price of $26.20 per share.

        The compensation committee believes that the base salary levels of the Company's executive officers, including Mr. Plastina, are comparable to base salary levels for the Company's peers in the broadband wireless and networking industries. The compensation committee considered formal executive compensation surveys prepared by third party services as well as informal information in its review of executive officer compensation. The compensation committee believes that these base salary levels are appropriate in light of the Company's emphasis on long-term equity compensation.

        Stock Option Grants.    As noted above, the Company has relied substantially on long-term equity compensation as the principal means of compensating and providing incentives for its executive officers and key employees. It is the Company's practice to set option exercise prices at not less than 100% of fair market value on the date of grant. Thus, the value of the stockholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option.

        In determining the size of the stock option grants, the compensation committee considers various subjective factors primarily relating to the responsibilities of the individual officers and key employees, their current and expected future contributions to the Company, as well as the number and exercise price of unvested options and shares owned by the officer or key employee. In addition, the compensation committee examines the level of equity incentives held by each officer and key employee relative to the other officers' and key employees' equity positions and their tenure, responsibilities, experience and value to the Company.

        Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under this legislation, the Company may deduct such compensation with respect to any of these individuals only to the extent that during any taxable year such compensation does not exceed $1,000,000 or meets certain other conditions (such as stockholder approval). The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the compensation committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary for the Company's success. Consequently, the compensation committee recognizes that the loss of a tax deduction may be necessary in some circumstances. The 1999 Stock Incentive Plan and the 1995 Long-Term Incentive Plan are both intended to the extent allowable to be exempt from the deduction limits under Section 162(m) of the Code.

        In conclusion, the compensation committee believes that the policies and programs described in this report are competitive and effectively align executive compensation with the Company's goal of maximizing the return to the stockholders.

The 2004 Compensation Committee
Merle L. Gilmore
Kenneth E. Westrick

Compensation Committee Interlocks and Insider Participation

        Messrs. Gilmore and Westrick served as members of the compensation committee of our Board of Directors from January 1, 2004 through December 31, 2004. Mr. Harris served as a member of the compensation committee from January 1, 2004 through April 2004. Mr. Harris is a partner of Warburg Pincus & Co. and a member and managing director of Warburg Pincus LLC, an affiliate of Warburg Pincus Private Equity VIII, L.P. Please refer to "Certain Relationships and Related Transactions — Transactions with Management and Others — Recent Financing Activities" for additional information regarding

Mr. Harris' relationship with Warburg Pincus Private Equity VIII, L.P. and related transactions with Warburg Pincus Private Equity VIII, L.P. and other investors.

        During the year ended December 31, 2004:

  •
  none of the members of our compensation committee was an officer (or former officer) or employee of employer any of its subsidiaries;

  •
  none of the members of the compensation committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

  •
  none of the Company's executive officers served on the compensation committee (or other board committee with similar functions or, if there was no such committee, the entire Board of Directors) of another entity where one of that entity's officers served on the Company's Board of Directors or as member of the compensation committee; and

  •
  none of the Company's executive officers was a director of another entity where one of that entity's officers served on the Company's compensation committee.

Performance Measurement Comparison

        The following performance graph compares the percentage change in the cumulative total return to the stockholders of the Company's Common Stock with the cumulative total return of the Nasdaq U.S. Index and the Morgan Stanley High-Technology Index for the period beginning August 1, 2000, when the Company's Common Stock was first traded, through December 31, 2004. The total stockholder return assumes $100 invested at the beginning of the period in each of the Common Stock of the Company, the Nasdaq U.S. Index and Morgan Stanley High-Technology Index. Historical stock price is not necessarily indicative of future stock performance.

        During the periods from August 1, 2000 to December 31, 2001, the Company's Common Stock traded on the Nasdaq National Market under the symbol "WMUX," reflecting the Company's former name, Western Multiplex Corporation. In connection with the March 2002 Merger of Western Multiplex Corporation and Proxim, Inc. (the "Merger"), the Company changed its name to "Proxim Corporation." For a period of five trading days following the Merger, the Company's Common Stock traded on the NASDAQ National Market under the symbol "PROXd" and then began trading under the symbol "PROX." For a period of approximately 20 days in October and November 2004, the Company's Common

Stock traded under the Symbol "PROXd" to reflect the reverse stock split of the Company's Common Stock, after which period it resumed trading under the symbol "PROX."

        This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Certain Relationships and Related Transactions

        Except for the compensation agreements and other arrangements that are described under the sections above entitled "Director Compensation," "Employment Contracts," "Termination of Employment and Change-in-Control Arrangements," and the agreements and transactions described under the subsections below entitled "Transactions with Directors, Executive Officers and 5% Stockholders," "Certain Business Relationships" and "Indebtedness of Management" there was not since the beginning of our fiscal year ended December 31, 2004, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, 5% stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

    Transactions with Directors, Executive Officers and 5% Stockholders

        Recent Financing Activities.    On July 30, 2004, we received an aggregate investment of $10 million in cash from several private equity investors, namely, Warburg Pincus Private Equity VIII, L.P., BCP Capital, L.P., BCP Capital QPF, L.P. and BCP Capital Affiliates Fund LLC (the "Investors"). In exchange for the investment, we issued to the Investors 15% Secured Promissory Notes ("Bridge Notes") with an aggregate principal amount equal to their investment of $10 million and a maturity date of June 30, 2005. In connection with the issuance of the Bridge Notes, the Investors agreed to and did exchange $30 million aggregate principal amount of our Amended and Restated Secured Subordinated Promissory Notes, plus accrued but unpaid interest on each, and $10 million aggregate principal amount of our Senior Secured Promissory Notes, plus accrued but unpaid interest on each, for 490,599 shares of our Series B Convertible Preferred Stock.

        In connection with the issuance of the Bridge Notes, we and the Investors agreed that, subject to the approval of our stockholders, the Investors would surrender (i) all of their Series A Convertible Preferred Stock, (ii) all of their Series B Convertible Preferred Stock and (iii) their warrants to purchase an aggregate of 4,213,346 shares of our Common Stock in exchange for 16,400,000 shares of our Common Stock and 400,000 shares of our Series C Preferred Stock. We refer to this transaction as the Exchange. The Exchange was approved at the special annual meeting of stockholders held October 21, 2004 and consummated on October 22, 2004.

        Certain of our directors may have an indirect financial interest in the investment as a result of positions held with the Investors. Messrs. Bettino and Harris are partners of Warburg Pincus & Co. and members and managing directors of Warburg Pincus LLC, affiliates of Warburg Pincus Private Equity VIII, L.P. Mr. Brooks is a member and managing director of Broadview Capital Partners Management LLC, an affiliate of Broadview Capital Partners L.P. In addition, in connection with services provided as members of our Board of Directors, each of Messrs. Harris, Brooks and Bettino received an option grants to purchase 2,500 shares of our Common Stock under the Proxim Corporation 2000 Stock Option Plan for Non-Employee Directors, as well as certain other remuneration disclosed in the section above entitled "Director Compensation".

    Certain Business Relationships

        Legal Services.    During the year ended December 31, 2004, the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, served, and in the current fiscal year continues to serve, as outside general corporate counsel to the Company. Mr. Saper, a director of the Company, is a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation and Vice Chairman of the firm. We believe that the services performed by Wilson Sonsini Goodrich & Rosati, Professional Corporation, have been provided on terms no more favorable than those with unrelated parties.

AUDIT COMMITTEE REPORT

        This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

        The audit committee of the Board of Directors held a total of thirteen (13) meetings during 2004. From January 1, 2004 until December 27, 2004, Messrs. Gilmore, Ressner and Wright served as members of the audit committee, with Mr. Ressner serving as the audit committee chair. On December 27, 2004, Mr. Wright resigned from the Board of Directors and from the audit committee. In January 2005, Mr. Brooks was appointed a member of the audit committee and, along with Messrs. Gilmore and Ressner, he continues to serve as of the date of this proxy statement.

        The audit committee operates under a written charter that was approved and adopted by our Board of Directors in June 2000 and under legal and regulatory requirements promulgated by the Securities and Exchange Commission and the Nasdaq National Market. Historically, the then-current members of the audit committee have recommended, and our Board of Directors has appointed, the Company's independent registered public accounting firm. The audit committee now has full authority to engage the Company's independent registered public accounting firm and to approve the scope of audit and non-audit services. For the fiscal years ended December 31, 2004, 2003 and 2002, PricewaterhouseCoopers LLP served as our independent registered public accounting firm. The engagement of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2004 is discussed below in the section entitled "Independent Registered Public Accounting Firm."

        Each of the current audit committee members, Messrs. Brooks, Gilmore and Ressner, are considered independent under the rules of the NASDAQ stock market. The Board of Directors has determined that Mr. Ressner is a "financial expert" as that term is defined in Section 407 of the Sarbanes-Oxley Act of 2002.

        Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee's responsibility is to monitor and review these processes.

        In this context, the audit committee for the fiscal year ended December 31, 2004 met and held discussions with management and PricewaterhouseCoopers LLP. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP. The audit committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        PricewaterhouseCoopers LLP also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with PricewaterhouseCoopers LLP that firm's independence as our independent registered public accounting firm for the fiscal year ended December 31, 2004.

        Based upon the audit committee's review and discussion with management and PricewaterhouseCoopers LLP and the audit committee's review of the representation of management and the communication between PricewaterhouseCoopers LLP and the audit committee, the audit committee recommended that our Board of Directors include the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission.

The 2004 Audit Committee
Merle L. Gilmore Michael Ressner

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2004, 2003 and 2002. We expect that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting of stockholders and that they will have the opportunity to make a statement, if they desire to do so. In addition, we expect that these representatives will be available at the annual meeting to respond to appropriate questions.

AUDIT FEES

        PricewaterhouseCoopers LLP billed the Company the following fees in the fiscal year ended December 31, 2004:

        Audit fees: $951,000

        Audit related fees: $152,000

        Financial information systems design and implementation fees: $0

        All other fees: $73,000

        Our audit committee determined that PricewaterhouseCoopers LLP's provision of non-audit services was compatible with maintaining PricewaterhouseCoopers LLP's independence during the fiscal year ended December 31, 2004.

        PricewaterhouseCoopers LLP billed the Company the following fees in the fiscal year ended December 31, 2003:

        Audit fees: $410,000

        Audit related fees: $205,000

        Financial information systems design and implementation fees: $0

        All other fees: $415,000

        Our audit committee determined that PricewaterhouseCoopers LLP's provision of non-audit services was compatible with maintaining PricewaterhouseCoopers LLP's independence during the fiscal year ended December 31, 2003.

ANNUAL REPORT ON FORM 10-K

        THE COMPANY IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 IS DELIVERED TOGETHER WITH THIS PROXY STATEMENT.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, and other information filed by us at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 800/SEC-0330 for further information on public reference rooms. Our filings with the SEC are also available to the public from commercial document-retrieval services and the website maintained by the SEC at http://www.sec.gov. The proxy statement and these other documents may also be obtained free from Proxim.

        You should rely on the information contained in this proxy statement to vote on the proposal. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information contained in the proxy statement is accurate as of any date other than the date hereof, and the mailing of this proxy statement to our stockholders shall not create any implication to the contrary.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We file periodic reports, current reports, proxy statements and information statements with the SEC and we can "incorporate by reference" into this proxy statement information already filed by us with the SEC. This means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered part of this proxy statement. We incorporate by reference the documents or portions thereof listed below:

Proxim Corporation's SEC Filings

(File No. 000-30993)	Period Covered or Date Filed
Annual Report on Form 10-K	Fiscal Year ended December 31, 2004, filed March 16, 2005
Schedule TO	Filed December 21, 2004
Schedule TO	Filed March 16, 2005
Schedule TO	Filed March 23, 2005
Schedule TO	Filed March 25, 2005

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement and prior to the annual meeting, shall be deemed incorporated by reference and be part of this proxy statement from their respective filing dates. Any statement contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for the purpose of this proxy statement to the extent that a subsequent statement contained in this proxy statement or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed to be part of this proxy statement.

        Of the documents incorporated by reference into this proxy statement, our Annual Report on Form 10-K, filed March 16, 2005 will be mailed to our stockholders together with this proxy statement. If exhibits to the documents incorporated by reference in this proxy statement are not themselves specifically incorporated by reference, then exhibits will not be provided.

        Requests for documents should be directed to: Proxim Corporation, 935 Stewart Drive, Sunnyvale, California 94085. Attention: Corporate Secretary, telephone (408) 731-2700.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration by the stockholders at the annual meeting. If any other matters are properly brought before the stockholders at the annual meeting, it is the intention of the persons named on the accompanying proxy to vote on those matters in accordance with any recommendation by the Board of Directors.

By Order of the Board of Directors,

RICHARD J. TALLMAN Senior Vice President, Administration, General Counsel and Secretary

Sunnyvale, California
April 15, 2005

APPENDIX A

THE PROXIM CORPORATION 2005 EQUITY INCENTIVE PLAN

        1.    Purposes of the Plan.    The purposes of this Stock Plan are:

    •
    to attract and retain the best available personnel for positions of substantial responsibility,

    •
    to provide additional incentive to Service Providers, and

    •
    to promote the success of the Company's business.

        Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares or Restricted Stock Units, as determined by the Administrator at the time of grant.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)   "Annual Revenue" means the Company's or a business unit's net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

          (c)   "Applicable Laws" means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are, or will be, granted under the Plan.

          (d)   "Award" means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Stock Appreciation Rights, Performance Shares or Restricted Stock Units.

          (e)   "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (f)    "Awarded Stock" means the Common Stock subject to an Award.

          (g)   "Board" means the Board of Directors of the Company.

          (h)   "Cash Position" means the Company's level of cash and cash equivalents.

          (i)    "Change in Control" means the occurrence of any of the following events, in one or a series of related transactions:

              (i)  any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

             (ii)  a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

            (iii)  the sale or disposition by the Company of all or substantially all the Company's assets; or

            (iv)  a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors and whose election or nomination was not in connection with any transaction described in (i) or (ii) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

          (j)    "Code" means the Internal Revenue Code of 1986, as amended.

          (k)   "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (l)    "Common Stock" means the common stock of the Company.

          (m)  "Company" means Proxim Corporation, a Delaware corporation.

          (n)   "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

          (o)   "Continuous Status as a Service Provider" means the absence of any interruption or termination of the employment or service relationship with the Company or any Subsidiary. Continuous Status as a Service Provider shall not be considered interrupted in the case of (i) medical leave, military leave, family leave, or any other leave of absence approved by the Administrator, provided, in each case, that such leave does not result in termination of the employment and service relationship with the Company or any Subsidiary, as the case may be, under the terms of the respective Company policy for such leave; however, vesting may be tolled while a Service Provider is on an approved leave of absence under the terms of the respective Company policy for such leave; or (ii) in the case of transfers between locations of the Company or between the Company, its Parent or any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Chairman nor as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (p)   "Director" means a member of the Board.

          (q)   "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (r)   "Dividend Equivalent" means a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

          (s)   "Earnings Per Share" means as to any Fiscal Year, the Company's or a business unit's Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

          (t)    "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.

          (u)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (v)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system, on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the date of determination; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (w)  "Fiscal Year" means a fiscal year of the Company.

          (x)   "Freestanding SAR" means a SAR that is granted independently of any Option.

          (y)   "Individual Performance Objective" means any individual Company business-related objective that is objectively determinable within the meaning of Code Section 162(m) and the Treasury Regulations promulgated thereunder. Individual Performance Objectives shall include, but not be limited to, improvement in customer satisfaction, opening of additional retail stores, and similar objectively determinable performance objectives related to the Participant's job responsibilities with the Company.

          (z)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder and is expressly designated by the Administrator at the time of grant as an incentive stock option.

          (aa) "Net Income" means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

          (bb) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (cc) "Operating Cash Flow" means the Company's or a business unit's sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

          (dd) "Operating Income" means the Company's or a business unit's income from operations determined in accordance with generally accepted accounting principles.

          (ee) "Outside Director" means a Director who is not an Employee.

          (ff)  "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (gg) "Option" means a stock option granted pursuant to the Plan.

          (hh) "Optioned Stock" means the Common Stock subject to an Option, SAR or right to purchase Restricted Stock.

          (ii)   "Participant" means the holder of an outstanding Award granted under the Plan.

          (jj)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (kk) "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Total Stockholder Return, and (k) Individual Performance Objectives. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial conditions and results of operations appearing in the Company's annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company's or a business units' reported results. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or of a business unit of the Company, and/or (v) to the extent not otherwise specified by the definition of the Performance Goal, on a pre-tax or after-tax basis.

          (ll)   "Performance Share" means a performance share Award granted to a Participant pursuant to Section 14.

          (mm) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time (including the continuation of employment or service), the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

          (nn) "Plan" means this 2005 Equity Incentive Plan.

          (oo) "Restricted Stock" means shares of Common Stock granted pursuant to Section 12 of the Plan, as evidenced by an Award Agreement.

          (pp) "Restricted Stock Unit" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 13. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

          (qq) "Return on Assets" means the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

          (rr)  "Return on Equity" means the percentage equal to the Company's Net Income divided by average stockholder's equity, determined in accordance with generally accepted accounting principles.

          (ss)  "Return on Sales" means the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by the Company's or the business unit's, as applicable, revenue, determined in accordance with generally accepted accounting principles.

          (tt)  "Rule 16b-3"means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (uu) "Stock Appreciation Right" or "SAR" means a stock appreciation right granted pursuant to Section 10 below.

          (vv) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (ww) "Share" means a share of the Common Stock, as adjusted in accordance with Section 18 of the Plan.

          (xx) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (yy) "Tandem SAR" means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

          (zz) "Total Stockholder Return" means the total return (change in share price plus reinvestment of any dividends) of a share of the Company's common stock.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 18 of the Plan, the maximum aggregate number of Shares which may issued under the Plan is 1,000,000 Shares, plus an annual increase to be added on the first day of the Company's Fiscal Year for three years beginning in 2006 and ending after the 2008 annual increase, equal to the least of (i) 2,500,000 Shares, (ii) 4% of the outstanding Shares on such date or (iii) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

        Any Shares subject to Options or SARs shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares of Restricted Stock or Shares subject to Performance Shares or Restricted Stock Units with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as two Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan shall be credited with two Shares.

        If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares or Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, Shares actually issued pursuant to an SAR as well as the Shares withheld to pay the exercise price shall cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares or Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option or the purchase price of Restricted Stock shall not become available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan. Any payout of Dividend Equivalents, because they are payable only in cash, shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of Dividend Equivalents shall not increase the number of Shares available for issuance under the Plan.

        4.    Administration of the Plan.

          (a)    Procedure.

              (i)  Multiple Administrative Bodies.    If permitted by Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to the Plan, and by the legal requirements of the Applicable Laws relating to the administration of stock plans such as the Plan, if any, the Plan may (but need not) be administered by different administrative bodies with respect to (a) Directors who are Employees, (b) Officers who are not Directors, and (c) Employees who are neither Directors nor Officers.

             (ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv)  Other Administration.    Other than as provided above, the Plan shall be administered by (a) the Board or (b) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i)  to determine the Fair Market Value;

             (ii)  to select the Service Providers to whom Awards may be granted hereunder;

            (iii)  to determine the number of shares of Common Stock or equivalent units to be covered by each Award granted hereunder;

            (iv)  to approve forms of Award Agreement for use under the Plan;

             (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the date of grant, the time or times when Awards may be exercised (or are earned) (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi)  to reduce the exercise price of any Option, SAR or the purchase price of Restricted Stock to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option, SAR or right to purchase Restricted Stock shall have declined since the date the Option, SAR or right to purchase Restricted Stock was granted; however, the Administrator may not "reprice" Options, SARs or right to purchase Restricted Stock, including 6-months-plus-1-day option exchange programs and any other programs whereby the Participant may cancel an existing Award for an Option, cash or other Award, without stockholder approval.

           (vii)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

          (viii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

            (ix)  to modify or amend each Award (subject to Section 20(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;

             (x)  to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise of an Option, SAR or right to purchase Restricted Stock or upon vesting or payout of another Award, that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (xi)  to determine whether Awards will be adjusted for Dividend Equivalents;

           (xii)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

          (xiii)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

        5.    Eligibility.    Awards may be granted to Service Providers; provided, however, that Incentive Stock Options may be granted only to Employees.

        6.    No Employment Rights.    Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's relationship as an Employee or other Service Provider with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant's right or the Company's or Subsidiary's right, as the case may be, to terminate such relationship at any time, with or without cause.

        7.    Code Section 162(m) Provisions.

          (a)    Option and SAR Annual Share Limit.    No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 1,000,000 Shares; provided, however, that such limit shall be 2,000,000 Shares in the Participant's first Fiscal Year of Company service.

          (b)    Restricted Stock, Performance Share and Restricted Stock Unit Annual Limit.    No Participant shall be granted, in any Fiscal Year, more than 300,000 Shares in the aggregate of the following: (i) Restricted Stock, (ii) Performance Shares, or (iii) Restricted Stock Units; provided, however, that such limit shall be 600,000 Shares in the Participant's first Fiscal Year of Company service.

          (c)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock, Performance Shares or Restricted Stock Units as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Performance Shares or Restricted Stock Units to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Restricted Stock, Performance Shares or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          (d)    Changes in Capitalization.    The numerical limitations in Sections 7(a) and (b) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 18(a).

        8.    Term of Plan.    Subject to Section 24 of the Plan, the Plan shall continue in effect for a term of five (5) years following the date upon which the stockholders of the Company approved the Plan in 2005.

        9.    Stock Options.

          (a)    Type of Option.    Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, not withstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b)    Term.    The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (c)    Option Exercise Price and Consideration.

              (i)  Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator but shall be no less than 100% of the Fair Market Value per Share on the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

             (ii)  Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

            (iii)  Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

              (1)   cash;

              (2)   check;

              (3)   promissory note;

              (4)   other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which may include Shares that would otherwise be issued pursuant to the Option);

              (5)   consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

              (6)   a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement;

              (7)   any combination of the foregoing methods of payment; or

              (8)   such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

        10.    Stock Appreciation Rights.

          (a)    Grant of SARs.    Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Freestanding SARs, Tandem SARs, or any combination thereof.

          (b)    Number of Shares.    The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, subject to the limits set forth in Section 7.

          (c)    Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. However, the exercise price of Tandem will equal the exercise price of the related Option and shall expire no later than the date on which the related Option expires.

          (d)    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. A Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the related Option exceeds the Exercise Price of the related Option.

          (e)    Exercise of Freestanding SARs.    Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

          (f)    SAR Agreement.    Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (g)    Payment of SAR Amount.    Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

              (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

             (ii)  The number of Shares with respect to which the SAR is exercised.

          (h)    Form of Payment.    The Company's obligation arising upon the exercise of a SAR may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine. Shares issued upon the exercise of a SAR shall be valued at their Fair Market Value as of the date of exercise.

        11.    Exercise of Option or SAR.

          (a)    Procedure for Exercise; Rights as a Stockholder.    Any Option or SAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

        An Option or SAR shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the terms of the Option or SAR) from the person entitled to exercise the Option or SAR, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option or SAR shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue or cause to be issued (and which issuance may be in electronic entry form) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 18 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Exercise of a SAR in any manner shall, to the extent the SAR is exercised, result in a decrease in the number of Shares which thereafter shall be available for purposes of the Plan, and the SAR shall cease to be exercisable to the extent it has been exercised.

          (b)    Termination of Continuous Status as a Service Provider.    Upon termination of a Participant's Continuous Status as a Service Provider (other than termination by reason of the Participant's death or Disability), the Participant may exercise his or her Option or SAR within such period of time as is specified in the Award Agreement to the extent that the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant's termination. If the Option or SAR is not so exercised within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

          (c)    Disability of Participant.    If a Participant terminates his or her Continuous Status as a Service Provider as a result of his or her Disability, the Participant may exercise his or her Option or SAR within such period of time as is specified in the Award Agreement to the extent the Option or SAR is vested on the date of termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for twelve (12) months following the Participant's termination. If, after termination, the Participant does not exercise his or her Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

          (d)    Death of Participant.    If a Participant dies while a Service Provider, the Option or SAR may be exercised following the Participant's death within such period of time as is specified in the Award Agreement (but in no event may the option be exercised later than the expiration of the term of such Option or SAR as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option or SAR is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for twelve (12) months following Participant's death. If the Option or SAR is not so exercised within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

          (e)    Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares an Option or SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

        12.    Restricted Stock.

          (a)    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

          (b)    Restricted Stock Agreement.    Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

          (c)    Other Restrictions.    The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

          (d)    Removal of Restrictions.    Except as otherwise provided in this Section 12, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

          (e)    Voting Rights.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

          (f)    Dividends and Other Distributions.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (g)    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

        13.    Restricted Stock Units.

          (a)    Grant.    Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 13(d), may be left to the discretion of the Administrator.

          (b)    Vesting Criteria and Other Terms.    The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

          (c)    Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

          (d)    Form and Timing of Payment.    Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again shall be available for grant under the Plan.

          (e)    Cancellation.    On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

        14.    Performance Shares.

          (a)    Grant of Performance Shares.    Subject to the terms and conditions of the Plan, Performance Shares may be granted to Service Providers at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share Award granted to any Service Provider, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares.

          (b)    Value of Performance Shares.    Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c)    Performance Objectives and Other Terms.    The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Shares that will be paid out to the Service Providers. Each Award of Performance Shares will be evidenced by an Award Agreement that will specify the performance period during which the applicable objectives must be met, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

          (d)    Earning of Performance Shares.    After the applicable performance period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Share.

          (e)    Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable performance period) or in a combination thereof.

          (f)    Cancellation of Performance Shares.    On the date set forth in the Award Agreement, all unearned or unvested Performance Shares will be forfeited to the Company, and again will be available for grant under the Plan.

        15.    Formula Option Grants to Outside Directors.

        All grants of Options to Outside Directors pursuant to this Section 15 will be automatic and nondiscretionary and will be made in accordance with the following provisions:

          (a)    Type of Option.    All Options granted pursuant to this Section 15 will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

          (b)    No Discretion.    No person will have any discretion to select which Outside Directors will be granted Options under this Section 15 or to determine the number of Shares to be covered by such Options (except as provided in Section 15(g) and Section 18 of the Plan).

          (c)    First Option.    Each person who first becomes an Outside Director following the Registration Date automatically will be granted an Option to purchase 30,000 Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director will not receive a First Option.

          (d)    Subsequent Option.    Each Outside Director automatically will be granted an Option to purchase 12,000 Shares (a "Subsequent Option") on the date of each annual meeting of the stockholders of the Company beginning in 2005, provide he or she is then an Outside Director, and if as of such date, he or she will have served on the Board for at least the preceding six (6) months.

          (e)    Terms.    The terms of each Option granted pursuant to this Section 15 will be as follows:

              (i)  The term of the Option will be ten (10) years.

             (ii)  The exercise price per Share will be 100% of the Fair Market Value per Share on the date of grant of the Option.

            (iii)  Subject to Section 18 of the Plan, the First Option will vest and become exercisable as to 1/4th of the Shares subject to the First Option on the date of grant and 1/48th of the Shares subject to the First Option monthly thereafter, provided that the Participant continues to serve as a Director on such dates;

            (iv)  Subject to Section 18 of the Plan, the Subsequent Option will vest and become exercisable as to 100% of the Shares subject to the Subsequent Option on the first anniversary of its date of grant, provided that the Participant continues to serve as a Director on such dates.

          (f)    Exercise of Options.    Upon termination of a Participant's Continuous Status as a Service Provider, the Participant may exercise his or her Option granted pursuant to Section 15, to the extent vested on the date of termination, for twelve (12) months following the Participant's termination of Continuous Status as a Service Provider (but in no event later than the expiration of the term of such Option set forth in the Award Agreement). To the extent that the Participant was not entitled to exercise an Option on the date of termination of his or her Continuous Service as a Service Provider, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.

          (g)    Amendment.    The Administrator in its discretion may change the number of Shares subject to the First Options and Subsequent Options.

        16.    Leaves of Absence.    Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall only recommence upon return to active service.

        17.    Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

        18.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Change in Control.

          (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share, if any, of Common Stock covered by each such outstanding Award and the 162(m) fiscal year share issuance limits under Sections 7(a) and (b) hereof shall, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option, SAR or right to purchase Restricted Stock until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options, SARs and right to purchase Restricted Stock) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

          (c)    Merger or Change in Control.    In the event of a merger or Change in Control, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Options granted to an Outside Director pursuant to Section 15 of the Plan that are assumed or substituted for, if following such assumption or substitution the Participant's status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise such Options as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall (i) fully vest in and have the right to exercise the Option, SAR or right to purchase Restricted Stock as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable, and (ii) fully earn and receive a payout with respect to other Awards. If an Award becomes fully vested and exercisable (or earned, as applicable) in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Participant in writing or electronically that (i) the Option, SAR or right to purchase Restricted Stock shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and all outstanding Options, SARs and rights to purchase Restricted Stock shall terminate upon the expiration of such period and (ii) the other Award shall be paid out immediately prior to the merger or Change in Control. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or Change in Control, the assumed Award confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise (or payout or vesting, as applicable) of the Award, for each Share of Awarded Stock subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

        19.    Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

        20.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)    Stockholder Approval.    The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        21.    Conditions Upon Issuance of Shares.

          (a)    Legal Compliance.    Shares shall not be issued pursuant to the exercise or payout, as applicable, of an Award unless the exercise or payout, as applicable, of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise or payout, as applicable, of an Award, the Company may require the person exercising such Option, SAR or right to purchase Restricted Stock, or in the case of another Award, the person receiving the payout, to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        22.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        23.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        24.    Stockholder Approval.    Subject to Section 20 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of five (5) years from the date of approval by the stockholders of the Company unless terminated earlier under Section 20 of the Plan.

        25.    Non-U.S. Employees.    Notwithstanding anything in the Plan to the contrary, with respect to any employee who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms to the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

APPENDIX B

TEXT OF AMENDMENT TO PROXIM CORPORATION 1995 LONG-TERM INCENTIVE PLAN

        The following is the complete text of the amendment to Section 7(a)(i) of the 1995 Long-Term Incentive Plan. The language proposed by this amendment is indicated in italics.

AMENDMENT NO. 1
TO THE
PROXIM CORPORATION 1995 LONG-TERM INCENTIVE PLAN
(Amended and Restated March 2002)

        PROXIM CORPORATION (the "Company"), having adopted the Proxim Corporation 1995 Long-Term Incentive Plan (the "1995 Plan"), and having amended and restated the Plan most recently in March 2002, hereby amends Section 7(a)(i) of the restated 1995 Plan, effective as of May 16, 2005, to read as follows:

        Section 7.    Options and SARS.

          (a)    . . .

              (i)  Exercise Price; Number of Shares.    The per Share exercise price for the Shares issuable pursuant to an Option shall be such price as is determined by the Administrator; provided, however, that in the case of an Incentive Stock Option, the price shall be no less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted, subject to any additional conditions set out in Section 7(a)(iv) below. In the case of a Nonstatutory Stock Option intended to qualify as "performance- based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            The Notice of Grant shall specify the number of Shares to which it pertains.

            Notwithstanding the foregoing, the Company may effect a one-time exchange offer to be commenced in the discretion of the Administrator no sooner than May [    ], 2005 pursuant to which Employees granted Options pursuant to this Plan with an exercise price per share greater than 110% of the Fair Market Value of the Company's Common Stock on May [    ], 2005 shall be given the one-time opportunity to elect to cancel such unexercised Options (the "Old Options"), in exchange for the grant of replacement Options to purchase Shares of Common Stock in accordance with the exchange ratios set out below for each Share underlying the Old Options (the "New Options").

Exercise Price Range	Exchange Ratio (Cancelled to New)
Below $44.99	1 to 1
$45.00 to 99.99	2 to 1
$100.00 and above	3 to 1

            New Options shall be granted pursuant to this Section 7(a)(i) following the cancellation of the Old Options, at an exercise price per share equal to 100% of the Fair Market Value per Share on the Grant Date, and shall be granted to those who elected to participate, subject to continued employment with the Company. Each New Option shall have a term equal to the remaining term of the Old Option cancelled in the exchange plus six (6) months. Each New Option shall vest in accordance with the schedule applicable to the Old Option provided that each New Option shall be subject to a six (6) month vesting and exercise blackout period such that it shall not be exercisable until six (6) months after the date of the grant of the New Option. On the date that is six (6) months after the date of the issuance of each New Option, each New Option shall be vested and exercisable to the same extent as the Old Option surrendered in exchange for such New Option and shall continue to vest in accordance with the terms of the Old Option surrendered in exchange for such New Option.

B-1

TEXT OF AMENDMENT TO PROXIM CORPORATION 1999 STOCK INCENTIVE PLAN

        The following is the complete text of the amendment to Section 8 of the 1999 Stock Incentive Plan. The language proposed by this amendment is indicated in italics.

AMENDMENT NO. 1
TO THE
PROXIM CORPORATION 1999 STOCK INCENTIVE PLAN
(Amended and Restated June 2002)

        PROXIM CORPORATION (the "Company"), having adopted the Proxim Corporation 1999 Stock Incentive Plan (the "1999 Plan"), and having amended and restated the Plan most recently in June 2002, hereby amends Section 8 of the restated 1995 Plan, effective as of May 16, 2005, to add a new subsection (c) to read as follows:

        Section 8.    Adjustments Upon Certain Events.

          (a)    . . .

          (b)    . . .

          (c)    One-Time Option Exchange.    The Company may effect a one-time exchange offer to be commenced in the discretion of the Administrator no sooner than May [    ], 2005 pursuant to which Employees granted Options pursuant to this Plan with an exercise price per share greater than 110% of the Fair Market Value of the Company's Common Stock on May [    ], 2005 shall be given the one-time opportunity to elect to cancel such unexercised Options (the "Old Options"), in exchange for the grant of replacement Options to purchase Shares of Common Stock in accordance with the exchange ratios set out below for each Share underlying the Old Options (the "New Options").

Exercise Price Range	Exchange Ratio (Cancelled to New)
Below $44.99	1 to 1
$45.00 to 99.99	2 to 1
$100.00 and above	3 to 1

          New Options shall be granted pursuant to this Section 8(c) following the cancellation of the Old Options, at an exercise price per share equal to 100% of the Fair Market Value per Share on the Grant Date, and shall be granted to those who elected to participate, subject to continued employment with the Company. Each New Option shall have a term equal to the remaining term of the Old Option cancelled in the exchange plus six (6) months. Each New Option shall vest in accordance with the schedule applicable to the Old Option provided that each New Option shall be subject to a six (6) month vesting and exercise blackout period such that it shall not be exercisable until six (6) months after the date of the grant of the New Option. On the date that is six (6) months after the date of the issuance of each New Option, each New Option shall be vested and exercisable to the same extent as the Old Option surrendered in exchange for such New Option and shall continue to vest in accordance with the terms of the Old Option surrendered in exchange for such New Option.

B-2

APPENDIX C

PROXIM CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated May 16, 2005)

1.     Purpose of the Plan

        The purpose of the Plan is to give eligible employees of the Company and its Subsidiaries the ability to share in Proxim Corporation's future success. The Company expects that it will benefit from the added interest which such employees will have in the welfare of the Company as a result of their increased equity interest in the Company's success.

2.     Section 423 of the Code

        The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code or any successor section thereto. Accordingly, all Participants shall have the same rights and privileges under the Plan, subject to any exceptions that are permitted under Section 423(b)(5) of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code or any successor provision shall, without further act or amendment, be reformed to comply with the requirements of Section 423. This Section 2 shall take precedence over all other provisions in the Plan.

3.     Definitions

        The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a)   Act:    The Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b)   Beneficial Owner:    As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

          (c)   Board:    The Board of Directors of the Company.

          (d)   Change in Control:    The occurrence of any of the following events:

              (i)  any Person (other than any Person holding securities representing 10% or more of the combined voting power of the Company's outstanding securities as of the Effective Date, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing 50% or more of the combined voting power of the Company's then-outstanding securities;

             (ii)  during any period of twenty-four consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 3(d)(i), (iii) or (iv) of the Plan or a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

            (iii)  the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or its parent) outstanding immediately after such merger or consolidation; or

            (iv)  the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company into a wholly-owned subsidiary.

          (e)   Code:    The Internal Revenue Code of 1986, as amended, or any successor thereto.

          (f)    Committee:    The Compensation Committee of the Board.

          (g)   Company:    Proxim Corporation, a Delaware corporation.

          (h)   Compensation:    Base salary, annual bonuses, commissions, overtime and shift pay, in each case prior to reductions for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under Section 401(k) or 125 of the Code. Notwithstanding the foregoing, Compensation shall exclude severance pay, stay-on bonuses, long-term bonuses, retirement income, change-in-control payments, contingent payments, income derived from stock options, stock appreciation rights and other equity-based compensation and other forms of special remuneration.

          (i)    Disability:    Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

          (j)    Disqualifying Disposition:    As such term is defined in Section 11(f) of the Plan.

          (k)   Effective Date:    The date on which the Plan takes effect, as defined pursuant to Section 23 of the Plan.

          (l)    Fair Market Value:    On a given date, the closing sales price per Share as quoted on the Nasdaq National Market System (or such market in which such prices are regularly quoted which possesses the greatest average trading volume), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been quoted on the Nasdaq National Market System on such date, then, with respect to establishing the Fair Market Value on a Purchase Date, the immediately preceding date on which sales of the Shares have been so quoted shall be used, and with respect to establishing the Fair Market Value on an Offering Date, the immediately following date on which sales of the Shares have been so quoted shall be used.

          (m)  Maximum Share Amount:    Subject to Section 423 of the Code, the maximum number of Shares that a Participant may purchase in any given calendar year is 2,000 Shares. In no event may a Participant purchase more than $25,000 worth of shares (based on Fair Market Value of such stock at the time the option was granted) in each calendar year during which an option is granted to such Participant.

          (n)   Offering Date:    The first date of an Offering Period.

          (o)   Offering Period:    An offering period described in Section 6 of the Plan.

          (p)   Option:    A stock option granted pursuant to Section 9 of the Plan.

          (q)   Participant:    An individual who is eligible to participate in the Plan pursuant to Section 7 of the Plan.

          (r)   Participating Subsidiary:    A Subsidiary of the Company that is selected to participate in the Plan by the Committee in its sole discretion.

          (s)   Payroll Deduction Account:    An account to which payroll deductions of Participants are credited under Section 11(c) of the Plan.

          (t)    Person:    As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

          (u)   Plan:    The Proxim Corporation Employee Stock Purchase Plan, as amended from time to time.

          (v)   Plan Broker:    A stock brokerage or other financial services firm designated by the Committee in its sole discretion.

          (w)  Purchase Date:    The last date of an Offering Period.

          (x)   Purchase Price:    The purchase price per Share, as determined pursuant to Section 10 of the Plan.

          (y)   Shares:    Shares of common stock, par value $0.01 per Share, of the Company.

          (z)   Subsidiary:    A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

4.     Shares Subject to the Plan

        As of May 16, 2005, subject to the adjustment provision in Section 15 of the Plan, the total number of Shares available for sale under the Plan is 106,575 Shares. The number of shares issuable under the Plan shall be subject to an annual increase on the first day of each of the Company's fiscal years beginning in 2006, 2007 and 2008 equal to the lowest of (i) 250,000 Shares, (ii) one percent (1%) of the then outstanding Shares, on a fully diluted basis or (iii) such lesser number of Shares as is determined by the Board. If the Board determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares available for sale under the Plan on the Offering Date of the applicable Offering Period or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of Additional Shares (as defined in Section 10) for issuance under the Plan by the Company's stockholders subsequent to such Offering Date. The Shares may consist, in whole or in part, of unissued Shares, treasury Shares or Shares purchased on the open market. The issuance of Shares pursuant to the Plan shall reduce the total number of Shares available under the Plan.

5.     Administration of the Plan

        The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Subject to Section 16 of the Act or other applicable law, the Committee may delegate its duties and powers under the Plan to such individuals as it designates in its sole discretion.

6.     Offering Periods and Purchase Periods

          (a)   Offering Periods.    The Plan shall be implemented by a series of Offering Periods of twenty-four (24) months' duration, with new Offering Periods commencing on the date determined by the Committee. The Plan shall continue until terminated in accordance with Section 17 hereof. Notwithstanding the foregoing, the Committee may change the duration and/or frequency of any Offering Period, in its sole discretion, upon the commencement of any new Offering Period, subject to the limitations under Section 423 of the Code and all applicable state and local laws.

          (b)   Purchase Periods.    Each Offering Period shall consist of four (4) consecutive purchase periods of six (6) months' duration. The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on February 1 shall end on the next July 31. A Purchase Period commencing on August 1 shall end on the next January 31. Notwithstanding the foregoing, the Committee may change the duration and/or frequency of any Purchase Period, in its sole discretion, upon the commencement of any new Purchase Period, subject to the limitations under Section 423 of the Code and all applicable state and local laws.

7.     Eligibility

          (a)   Any individual who is an employee of the Company or of a Participating Subsidiary is eligible to participate in the Plan, except that one or more of the following categories of employees may, in the discretion of the Committee, be excluded from the coverage of the Plan:

              (i)  employees who have not been continuously employed by the Company or a Participating Subsidiary for such period (not to exceed two years) as the Committee may determine, ending on the Offering Date;

             (ii)  employees whose customary employment is 20 hours or less per week;

            (iii)  employees whose customary employment is for not more than five (5) months in any calendar year;

            (iv)  highly compensated employees; and

             (v)  employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase stock of the Company possessing 10% or more of the total combined voting power or value of all classes of stock of the Company.

          (b)   In no event shall an employee be granted an option under the Plan if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company.

8.     Participation in the Plan

        The Committee shall set forth procedures pursuant to which Participants may elect to participate in a given Offering Period under the Plan. Once a Participant elects to participate in an Offering Period, such employee shall automatically participate in all subsequent Offering Periods, unless the employee (a) makes a new election or (b) withdraws from an Offering Period or from the Plan pursuant to Section 12 of the Plan. Notwithstanding the foregoing, no Participant may participate in more than one Offering Period at any given time.

9.     Grant of Option on Enrollment

        Each Participant who elects to participate in a given Offering Period shall be granted (as of the Offering Date) an Option to purchase (as of the Purchase Date) a number of Shares equal to the lesser of (i) the Maximum Share Amount or (ii) the number determined by dividing the amount accumulated in such employee's payroll deduction account during such Offering Period by the Purchase Price.

10.   Purchase Price

        The Purchase Price at which a Share will be sold for a given Offering Period, as of the Purchase Date, shall be eighty-five percent (85%) of the lesser of:

          (a)   the Fair Market Value of a Share on the first day of the Offering Period; or

          (b)   the Fair Market Value of a Share on the last day of the Purchase Period.

        Provided, however, that in the event (i) of any increase in the number of Shares available for issuance under the Plan as a result of a stockholder-approved amendment to the Plan (the date on which such amendment is approved, the "Approval Date"), and (ii) all or a portion of such additional Shares are to be issued with respect to one or more Offering Periods that are underway on the Approval Date ("Additional Shares") and (iii) the Fair Market Value of a Share on the date of such increase (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Approval Date is deemed to be the first day of a new Offering Period, and the Purchase Price with respect to the Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share on the Purchase Date, whichever is lower.

11.   Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares

        Subject to Sections 12, 13 and 14 of the Plan:

          (a)   Payroll deductions shall be made on each day that Participants are paid during an Offering Period with respect to all Participants who elect to participate in such Offering Period. The deductions shall be made as a percentage of the Participant's Compensation in one percent (1%) increments, from one percent (1%) to twenty percent (20%) of such Participant's Compensation, as elected by the Participant; provided, however, that no Participant shall be permitted to purchase Shares under this Plan (or under any other "employee stock purchase plan" within the meaning of Section 423(b) of the Code, of the Company or any of its Subsidiaries) with an aggregate Fair Market Value (as determined as of each Offering Date) in excess of $25,000.00 for any one calendar year within the meaning of Section 423(b)(8) of the Code. For a given Offering Period, payroll deductions shall commence on the Offering Date and shall end on the related Purchase Date, unless sooner altered or terminated as provided in the Plan.

          (b)   The Committee shall specify procedures by which a Participant may increase or decrease (including to zero) the rate of payroll deductions during a Purchase Period. The number of changes in the rate of payroll deductions during any Purchase Period shall be limited to two (2).

          (c)   All payroll deductions made with respect to a Participant shall be credited to his or her Payroll Deduction Account under the Plan and shall be deposited with the general funds of the Company, and no interest shall accrue on the amounts credited to such Payroll Deduction Accounts. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. A Participant may not make any separate cash payment into his or her Payroll Deduction Account, and payment for Shares purchased under the Plan may not be made in any form other than by payroll deduction.

          (d)   On each Purchase Date, the Company shall apply all funds then in the Participant's Payroll Deduction Account to purchase Shares (in whole and or fractional Shares, as the case may be) pursuant to the Option granted on the Offering Date. In the event that the number of Shares to be purchased by all Participants in one Offering Period exceeds the number of Shares then available for issuance under the Plan, (i) the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Committee shall determine to be equitable and (ii) funds not used to purchase Shares on the Purchase Date shall be returned, in cash, without interest, to the Participant.

          (e)   As soon as practicable following the end of each Offering Period, the number of Shares purchased by each Participant shall be deposited into an account established in the Participant's name with the Plan Broker to be held by such Plan Broker during the period set forth in Section 423(a)(1) of the Code. Unless otherwise permitted by the Committee in its sole discretion, dividends that are declared on the Shares held in such account shall be reinvested in whole or fractional Shares.

          (f)    Once the holding period set forth in Section 423(a)(1) of the Code has been satisfied with respect to a Participant's Shares, the Participant may (i) transfer his or her Shares to another brokerage account of Participant's choosing or (ii) request in writing that a stock certificate be issued to him or her with respect to the whole Shares in his or her account with the Plan Broker and that any fractional Shares remaining in such account be paid in cash to him or her.

  The Committee may require, in its sole discretion, that the Participant bear the cost of transferring such Shares or issuing certificates for such Shares. Any Participant who engages in a "Disqualifying Disposition" of his or her Shares within the meaning of Section 421(b) of the Code shall notify the Company of such Disqualifying Disposition in accordance with Section 21 of the Plan.

          (g)   The Participant shall have no interest or voting right in the Shares covered by his or her Option until such Option is exercised. Upon exercise, the Shares received will carry the same voting rights as other outstanding shares of the same class.

12.   Withdrawal

        Each Participant may withdraw from an Offering Period and from the Plan under such terms and conditions as are established by the Committee in its sole discretion. Upon a Participant's withdrawal from an Offering Period and from the Plan, all accumulated payroll deductions in the Payroll Deduction Account shall be returned, without interest, to such Participant, and he or she shall not be entitled to any Shares on the Purchase Date or thereafter with respect to the Offering Period in effect at the time of such withdrawal. Such Participant shall be permitted to participate in subsequent Offering Periods pursuant to such terms and conditions established by the Committee in its sole discretion.

13.   Automatic Withdrawal

        If the Fair Market Value of the Shares on any Purchase Date of an Offering Period is less than the Fair Market Value of the Shares on the Offering Date for such Offering Period, then every Participant shall automatically (i) be withdrawn form such Offering Period at the close of such Purchase Date and after the acquisition of Shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Period.

14.   Termination of Employment

        A Participant whose employment terminates for any reason shall cease to participate in the Plan upon his or her termination of employment. Upon such termination all payroll deductions credited to the Participant's Payroll Deduction Account shall be returned in cash, without interest, to such Participant and such Participant shall have no future rights in any unexercised Options under the Plan.

15.   Adjustments Upon Certain Events

        Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the Plan:

          (a)   Generally.    In the event of any change in the outstanding Shares by reason of any Share dividend, split, reverse stock split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee without liability to any person will make such substitution or adjustment, as it deems to be equitable, as to (i) the number or kind of Shares or other securities or property issued or reserved for issuance pursuant to the Plan, (ii) the Purchase Price, (iii) the Maximum Share Amount, and/or (iv) any other affected terms of such Options.

          (b)   Change in Control.    In the event of a Change in Control, then, as determined by the Committee in its sole discretion and without liability to any person (i) the Committee may take such actions, if any, as it deems necessary or desirable with respect to any Option or Offering Period as of the date of the consummation of the Change in Control, (ii) any surviving or acquiring corporation may assume outstanding Options or substitute similar Options for those under the Plan, (iii) such Options may continue in full force and effect, or (iv) the Participants' accumulated payroll deductions may be used to purchase Shares immediately prior to the effective date of the Change in Control transaction and the Participants' Options under the ongoing Offering Period(s) terminated.

16.   Nontransferability

        No Options granted under the Plan shall be transferred, assigned, pledged or otherwise disposed of in any way by the Participant other than by will or by the laws of descent and distribution. Any such attempted transfer, assignment, pledge or other disposition shall be of no force or effect, except that the Committee may treat such act as an election to withdraw from the Offering Period in accordance with Section 12.

17.   No Right to Employment

        The granting of an Option under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

18.   Amendment or Termination of the Plan

        The Plan shall continue until the earliest to occur of the following: (a) termination of the Plan by the Board, (b) issuance of all of the Shares reserved for issuance under the Plan, (c) failure to satisfy the conditions of Section 23 of the Plan. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 15 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or (b) except as otherwise provided in Section 15(b), without the consent of a Participant, would impair any of the rights or obligations under any Option theretofore granted to such Participant under the Plan prior to the end of the Purchase Period during which such amendments, alteration or discontinuation occurred; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Options meeting the requirements of the Code or other applicable laws.

19.   Tax Withholding

        The Participant's employer shall have the right to withhold from such Participant such withholding taxes as may be required by federal, state, local or other law, or to otherwise require the Participant to pay such withholding taxes. If the Committee so allows, a Participant may elect to pay a portion or all of such withholding taxes by (a) delivery of Shares or (b) having Shares withheld by the Company from the Shares otherwise to be received. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to the amount of the employer's minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

20.   International Participants

        With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Options with respect to such Participants in order to conform such terms with the requirements of local law; provided, however, that such amendments are not in conflict with the requirements of Section 423 of the Code.

21.   Notices

        All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

  Proxim Corporation
  935 Stewart Drive
  Sunnyvale, California 94085
  Attention: Company Secretary

22.   Choice of Law

        The Plan shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California.

23.   Effectiveness of the Plan

        The Plan shall become effective on the date on which it is adopted by the Board (the "Effective Date"); provided, however, that the Plan must be approved within twelve (12) months after the Effective Date by the stockholders of the Company.

THIS IS THE END OF THE PLAN

PROXY

PROXIM CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS, MAY 16, 2005

        The undersigned stockholder of Proxim Corporation (the "Company") hereby appoints Franco Plastina and Richard J. Tallman, and each of them, with power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all the shares of stock of the Company held of record by the undersigned as of March 28, 2005, at the annual meeting of stockholders of the Company be held on Monday, May 16, 2005 at 10:00 a.m. local time at Company's principal executive offices located at 935 Stewart Drive, Sunnyvale, California 94085 and at any adjournment or postponement thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VOTER CONTROL NUMBER
[                        ]

Your vote is important. Please vote immediately.

VOTE-BY-TELEPHONE

1. Read the accompanying proxy statement and proxy card.
2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).
3. Enter your Voter Control Number listed above your name and follow the easy recorded instructions.

PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE

/*\DETACH HERE IF YOU ARE RETURNING YOUR PROXY BY MAIL/*\

☒
Please mark votes as in this example

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposals 1, 2, 3, 4 and 5. The undersigned acknowledges receipt of the notice and proxy statement for the annual meeting of stockholders to be held on May 16, 2005.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

Proposal I:	To elect three Class I directors to hold office until the 2007 annual meeting of stockholders.
	Nominees:	(01)	Lorenzo A. Bettino
		(02)	Steven D. Brooks, and
		(03)	Merle Gilmore
FOR	WITHHELD
☐	☐
☐ For all nominees except as noted above	☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
Proposal II:	To ratify the adoption of the Company's 2005 Stock Incentive Plan (the "2005 Plan).
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
Proposal III:
To amend the Company's 1995 Long-Term Incentive Plan and 1999 Stock Incentive Plan to permit the exchange of options issued under the Legacy Plans having an as-adjusted exercise price greater than 110% of the fair market value of the Company's Class A Common Stock ("Common Stock") for new options to be granted at least six months and a day upon the cancellation of exchanged options, and to approve the exchange of options under the Company's other equity plans, as more fully described in this proxy statement.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
Proposal IV:	To approve the amendment of the Company's Employee Stock Purchase Plan to increase the number of shares issuable thereunder;
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
Proposal V:	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2005.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
Proposal VI:	In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.
Signature	Date	Signature	Date

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TABLE OF CONTENTS
PROXY STATEMENT
QUESTIONS AND ANSWERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL I TO ELECT THREE CLASS II DIRECTORS TO HOLD OFFICE UNTIL THE 2008 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL II TO RATIFY THE ADOPTION OF THE 2005 EQUITY INCENTIVE PLAN
PROPOSAL III TO AMEND THE COMPANY'S 1995 LONG-TERM INCENTIVE PLAN AND 1999 STOCK INCENTIVE PLAN TO PERMIT THE EXCHANGE OF OPTIONS ISSUED UNDER SUCH PLANS HAVING AN AS-ADJUSTED EXERCISE PRICE GREATER THAN 110% OF THE FAIR MARKET VALUE OF THE COMPANY'S CLASS A COMMON STOCK FOR NEW OPTIONS TO BE GRANTED UPON THE CANCELLATION OF EXCHANGED OPTIONS AND TO APPROVE THE EXCHANGE OF OPTIONS UNDER THE COMPANY'S OTHER EQUITY PLANS
PROPOSAL IV
PROPOSAL V TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Aggregate Option Exercises and Fiscal Year-End Option Values
Equity Compensation Plans
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT FEES
ANNUAL REPORT ON FORM 10-K
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
Proxim Corporation's SEC Filings
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C